OFFICE CENTER LEASE

TABLE OF CONTENTS

1.   LEASE OF PREMISES

2.   LEASE REVIEW OBLIGATIONS OF LANDLORD AND TENANT

3.   DEFINITIONS

4.   EXHIBITS AND ADDENDA

5.   OFFICE CENTER PLAN

6.   OTHER TENANCIES

7.   DELIVERY OF POSSESSION

8.   TENANT'S WORK

9.   RENT

10. POSSESSION AND USE

11. UTILITIESSERVICES

12. INDEMNITY BY TENANT

13. INSURANCE - WAIVE OF SUBROGATION

14. TITLE OF LANDLORD

15. TENANT'S RIGHT TO MAKE ALTERATIONS

16. MECHANICS'LIENS

17. ADVERTISING MEDIA

18. FIXTURES AND PERSONAL PROPERTY

19. ASSIGNING, MORTGAGING, SUBLETTING, CHANGE IN OWNERSHIP

20. TENANT'S CONDUCT OF BUSINESS

21. REPAIR AND MAINTENANCE OF THE PREMISES

22. CASUALTY DAMAGE AND RECONSTRUCTION

23. EMINENT DOMAIN

24. COMMON AREAS

25. DEFAULTS BY TENANT

26. DEFAULTS BY LANDLORD

27. ATTORNEYS' FEES

28. SUBORDINATION-ATTORNMENT

29. QUIET POSSESSION

30. CAPTIONS; JOINT AND SEVERAL LIABILITY

31. NOTICES

32. OBLIGATIONS OF SUCCESSORS

33. CONSENT OF LANDLORD AND TENANT

34. SECURITY DEPOSIT

35. MISCELLANEOUS

36. BROKERS

37. COMPLIANCE

38. LANDLORD'S CONTINGENCY

This Lease between Val Vista-Gateway , a Nevada limited liability company as ("Landlord"), and HumaTech Inc.. an Illinois Corporation , ("Tenant"), is dated 7/15/03.

1. LEASE OF PREMISES .

In consideration of the Rent (as defined at Section 9) to be paid by Tenant and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown by diagonal lines on the plan attached hereto as Exhibit "A", and further described at Section 3.j. The Premises are located within the Office Center described in Section 3.1. Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord and other tenants, subtenants and invitees of the Office Center, to use of the Common Areas (as defined at Section 3 .d.). The premises are hereby delivered in an "as is" condition, and Tenant hereby accepts same.

2. LEASE REVIEW OBLIGATIONS OF LANDLORD AND TENANT.

Landlord and Tenant acknowledge and agree that each has the responsibility to personally review and approve the contents of this Lease and to have this Lease reviewed, approved, and modified as needed by their respective attorneys before the Lease is signed.

3. DEFINITIONS .

As used in this Lease, the following terms have the following meanings:

a.   INTENTIONALLY DELETED

b.   Broker(s) of record:

Landlord's Broker : Gregory Hopley and Mike Parker. Colliers International.

Tenant's Broker: Same as Landlord's

Landlord's Broker hereby discloses to Landlord and Tenant that Landlord's Broker is acting in this transaction as the agent of (check applicable box below):

___Landlord exclusively

X__Landlord and Tenant

Landlord and Tenant each consent to such representation by Landlord's Broker.

c.   Lease Commencement Date:

Tenant's Lease Commencement Date shall be the date Landlord delivers the Premises to Tenant with Landlord's work (the work described in Exhibit "C") completed agreed and accepted as July 15, 2003.

Landlord or Tenant (at Landlord's sole discretion) shall commence Tenant's work, if any, promptly in accordance with Exhibit "C" upon possession of the Premises and shall diligently complete the Work so that Tenant can promptly open for business in the Premises.

d.   Common Areas: All areas, structural portions, facilities and equipment of the Office Center outside the Premises and the premises of other tenants, but within the exterior boundaries of the Office Center that are provided and designated by Landlord from time to time for the general uses, benefit and/or convenience of Tenant and/or other tenants of the Office Center and/or their respective authorized representatives and invitees. Common Areas include without limitation, pedestrian walkways and patios, landscaped areas, sidewalks, service corridors, electrical and utility rooms, public restrooms, stairways, roofs, walls, plazas, malls (including any enclosed malls where climate control is provided), throughways, loading areas, parking areas, trash enclosures and roads, all as generally shown on the plan attached hereto as Exhibit "A". Landlord shall have the right to regulate or restrict the use of the Common Areas.

e.  Floor Area: As to both the Premises and the Office Center, the respective measurements of floor area as are from time to time subject to lease by Tenant and all tenants of the Office Center, respectively, as determined and applied by Landlord on a consistent basis throughout the Office Center. Landlord shall be using the BOMA office measurement standards.

f.  Index (Section 9.2): The United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers, United States Average, Subgroup "All Items" (1982-84=100).

g.  Landlord's Mailing Address: 3218 E. Holt Avenue, Ste 200, West Covina, Ca 91791

Tenant's Mailing Address: (HumaTech, Inc., 1718 Fry Road #450, Houston, TX 77084

h.  Minimum Annual Rental (initial) (Section 9:1):
Shall be payable on the first of each month in twelve (12) equal monthly installments per the following schedule.

Years 1 through 3 (36 months) forty two thousand five hundred dollars ($18,154.00) for each and every lease ear of the primary term, subject to the items defined below.

• Minimum annual rent shall commence July 15, 2003

• Tenant shall pre-pay its first and second months rent upon execution of this Lease.

• Minimum annual rent shall be increased pursuant to a separate reserved/shaded parking agreement between Landlord and Tenant.

• The Minimum annual rent shall not be subj ect to cost of living increases during the primary term of the Lease.

i. INTENTIONALLY DELETED

j.  Premises : That portion of the Office Center shown by diagonal lines on Exhibit "A-l", located in building "C" of the Office Center containing approximately 1252 square feet of Floor Area, which number Landlord and Tenant agree is not the exact measurement of the Premises but, for purposes of calculation in this Lease, this measurement is the agreed upon measurement.

k.         Security Deposit (Article 34): None required.
(equal to one month's rent including triple net expenses and rental taxes).

1.   Office Center: The building of which the Premises is a part (the "Building") and any other building and improvements on the real property (the "Property") located at 1959 South Val Vista Drive, Mesa AZ., and further described on Exhibit "A".

m.   Tenant's First Adjustment Date (Section 9.2): INTENTIONALLY DELETED

n.    Tenant's Proportionate Share (initial): For purposes of this Lease, "Proportionate Share" shall mean a fraction, the numerator of which shall be 1252, the rentable square feet of Demised Premises, and the denominator of which is _________ rentable square feet which is the aggregate rentable square feet in the Office Center, as completed from time to time, and expressed as a percentage, shall be ____% ( _____ /_____)

o.  INTENTIONALLY DELETED

p.  Tenant's Trade Name (Article II): Huma Tech Inc.

q.  Tenant's Use Clause (Article II): The Premises shall be used and occupied only for the purpose of general office use.

r.  Term : The Term of this Lease shall begin as of the date hereof and shall continue thereafter for a period of three (3) years and no months (plus any partial month) following the Commencement Date.

4.  EXHIBITS AND ADDENDA.

The exhibits and addenda listed below (unless lined out) are incorporated by reference in this Lease:

a.  Exhibit "A" - The legal description of the Parcel of which the Premises are located.

b.  Exhibit "A-l" - Plan Showing the Premises and Office Center and floor plan of building identifying the Premises.

c.  Exhibit "B" - Office Center Rules and Regulations (See Section 25.5)

d.  Exhibit "C" and "C-l" - Tenant Improvements/ Work Letter

e.  Exhibit "D" and -D-l" - Office Center Sign Criteria

f.  Exhibit "E" - Hazardous Materials Rider

g.  Exhibit "F" - Option to Renew

h.  Exhibit "G" - Guaranty of lease

5. OFFICE CENTER PLAN .

The plan of the Office Center attached as Exhibit "A-l" shows, among other things, the principal improvements that initially comprise or will, if the Office Center is built in phases, initially comprise the Office Center. Tenant agrees that Landlord may at any time and from time to time, change the shape, size, location, number, and extent of the improvements now shown on Exhibit "A-1" and may eliminate or add any improvements to any portion of the Office Center, but Landlord agrees (I) not to materially change the size or location of the Premises without Tenant's consent, and (ii) that any such changes will not materially adversely affect ingress to and egress from the Premises, or parking availability (other than temporarily if the Office Center is built in phases) in the Office Center.

6. OTHER TENANCIES.

Landlord reserves the absolute right to effect and to lease to such other tenancies and uses in the Office Center as Landlord, in its sole business judgment, determines best promotes the interests of the Office Center. Landlord and Landlord's Broker do not represent, and Tenant does not rely on the possibility, that any specific tenant or number of tenants will occupy space in the Office Center during the Term.

7. DELIVERY OF POSSESSION.

Landlord agrees to deliver to Tenant and Tenant agrees to accept from Landlord possession of the Premises immediately upon lease execution by Tenant, and Landlord, and Landlord's receipt of any and all prepaid rent and other deposits, or upon substantial completion of the building of which the demised Premises are to be located.

8. TENANT'S WORK.

If the Premises are only deliverable in a raw shell condition, then Tenant shall commence design and construction of Tenant's Work as defined in and pursuant to Exhibit "C" in the Premises immediately upon execution and delivery of this Lease.

9. RENT.

9.1 Payment of Minimum Annual Rent . Tenant agrees to pay the Minimum Annual Rent during the Term for its use and occupancy of the Premises commencing immediately following Landlord's substantial completion and delivery of the Premises to Tenant. Minimum Annual Rent shall be payable in advance on the first day of each calendar month of the Term without notice, set off or deduction, in 12 equal monthly installments during each year of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, the Minimum Annual Rent for the partial month shall be prorated on a daily basis, based on a 30-day month. Upon execution of this Lease Agreement by Tenant, Tenant shall pay to Landlord its first months rent.

9.2 Adjusted Minimum Annual Rent . INTENTIONALLY DELETED

9.3 Property Taxes.

a. Beginning with the Rent Commencement Date and for the balance of the Term, Tenant shall pay to Landlord as "additional rent" the amount of taxes and assessments levied and assessed for any year upon the Premises and the underlying Property (the "Premises Property Taxes"). Such sum shall be prorated for any partial year of the Term on a daily basis, based on a 360-day year. If the Premises and the underlying Property are not separately assessed, but are assessed as part of the land and improvements on a larger parcel (hereinafter the "Larger Parcel"), Tenant's share of Premises Property Taxes shall be a fractional portion of the property taxes on the Larger Parcel, the numerator of which is the Floor Area of the Premises and the denominator of which is the Floor Area of all the areas available for exclusive use and occupancy by tenants of the Larger Parcel. Tenant shall pay Premises Property Taxes to Landlord as part of Common Area Costs at the times and in the manner provided for the payment of Common Area Costs at Section 24.3 of this Lease.

b. The term "Premises Property Taxes" shall mean: (I) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, improvement or other bond, assessment, penalty or tax imposed by any taxing authority against the Premises, Property or the Office Center; (ii) any tax on Landlord's right to receive, or the receipt of, rent or income from the Premises, Property or the Office Center or against Landlords business of leasing space in the Office Center; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Premises, Property or Office Center by or through any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Premises, Property or Office Center due to a change in ownership or transfer of all or part of Landlord's interest in the Premises, Property or Office Center; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Premises Property Taxes" do not, however include Landlord's federal or state income, franchise, inheritance or estate taxes.

9.4. Percentage Rental . INTENTIONALLY DELETED

9.5 Additional Rent . Tenant shall pay, as additional rent, all sums of money required to be paid pursuant to the terms of this Article 9, the sums to be paid pursuant to Articles, 11, 21, 24 and Exhibit "C", and all other sums of money or charges required to be paid by Tenant under this Lease, whether or not such sums are specifically designated as "additional rent." All amounts required to be paid by tenant hereunder are sometimes collectively referred to as "Rent."

9.6 Interest and Late Charges . If Tenant fails to pay when due and payable, any rent, additional rent, or other sums due from Tenant under this Lease, the unpaid amounts shall bear interest at the maximum lawful rate from the date due to the date of payment, and a $75.00 insufficient funds fee shall be charged to Tenant.

Tenant acknowledges that its late payment of any monthly installment of Minimum Annual Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which is extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, loss of use of money, administrative and collection costs, and processing and accounting expenses. Therefore, if any installment of Minimum Annual Rent is not received by Landlord from tenant by the fifth (5th) day of the month for which such installment is due. Tenant shall immediately pay to Landlord a late charge equal to 10 of such installment. Such late charge is in addition to any interest and fee due pursuant to the preceding paragraph of this Section 9.6. Landlord and Tenant agree that this late charge represents a reasonable estimate of costs and expenses incurred by Landlord from, and is fair compensation to Landlord for its loss suffered by, such nonpayment by Tenant. Acceptance of this late charge shall not constitute a waiver of Tenant's default with respect to such nonpayment by Tenant nor prevent Landlord from exercising any other rights and remedies available to Landlord under this Lease.

9.7 Payment of Rent . All Rent and other payments due under this Lease shall be paid by Tenant to Landlord at a place designated by Landlord in writing. Any change by Landlord of said designated place shall be noticed to Tenant at least 10 days prior to the next ensuing payment date.

10. POSSESSION AND USE.

10.1 Permitted Uses and Prohibited Conduct . Possession of the Premises shall be delivered to Tenant free and clear of all tenants and occupants and the rights of either, and free of liens and encumbrances other than those specified in Article 14 hereof. Tenant shall use the Premises solely for the purposes set forth in Tenant's Use Clause and shall operate its business only under the trade name specified as Tenant's Trade Name. Tenant shall not use or permit the Premises to be used for any other purposes or under any other trade name. Tenant shall not, without the prior written consent of Landlord, sell merchandise from vending machines or allow any coin operated vending or gaming machines on the Premises. Tenant shall not use or permit any person to use the Premises for conducting a second-hand store, auction, distress or fire sale or bankruptcy or going-out-of-business sale, or for any use or purpose in violation of the laws, ordinances, regulations and requirements of the United States or the State, County and City where the Office Center is located, or any other lawful authority. Tenant shall, during the Term, keep the Premises in a clean and wholesome condition, free of any objectionable noises, odors or nuisances, and shall comply with all health and police regulations. All trash and rubbish of Tenant shall be deposited only in receptacles provided by Landlord and no other trash receptacles shall be permitted to remain outside the Premises or Building. Landlord shall cause such receptacles to be emptied and trash removed at Tenant's expense. Tenant shall not cause or permit waste to occur in the Premises and shall not overload any floor or-abuse the plumbing in the Premises.

Tenant may not display or sell merchandise or allow carts, portable signs, devices or any other objects to be stored or to remain outside the defined exterior walls, roof or permanent doorways of the Premises, or in Building hallways. No aerials or antennae shall be erected on the roof or exterior walls of the Premises or Building without first obtaining, in each instance, the written consent of Landlord. Any aerial or antenna so installed without Landlord's written consent may be removed without notice at any time, at Tenant's expense. Tenant shall not solicit or distribute materials in any manner in any of the Common Areas (including automobile parking facilities).

10.2 Insurance Coverage Use Restrictions . Tenant shall not carry any stock or goods or do anything in or about the Premises which tends to increase the insurance rates on the Building or Office Center or impairs Landlord's ability to maintain insurance coverage on the Building or Office Center. Tenant agrees to pay to Landlord promptly upon demand the amount of any increases in Landlord's insurance premiums caused by Tenant's violation of these restrictions, whether or not Landlord has consented to such act(s) by Tenant. If Tenant installs any electrical equipment in the Premises which overloads the electrical lines of the Premises, Tenant shall, at its expenses, make any changes and install any fire extinguishing equipment required by Landlord's insurance underwriters or applicable fire, safety and building codes and regulations. Nothing herein contained constitutes Landlord's consent to such overloading.

10.3 Deliveries. Tenant shall use its best efforts to complete all deliveries, loading, unloading and services to the Premises before 10:00 a.m. each day. Tenant shall attempt to prevent any delivery trucks or other vehicles servicing the Premises from parking or standing in front of, or at the rear of, the Premises from 10:00 a.m. to 9:00 p.m. of each day. Landlord reserves the right to further regulate the activities of Tenant in regard to deliveries to and servicing for the Premises, and Tenant agrees to abide by such further non-discriminatory regulations of Landlord.

11. UTILITIES SERVICES.

11.1 Utilities installation . Landlord agrees that to the extent provided for in Exhibit "C" hereof, it will initially make available to Tenant (i) facilities for the removal of sewage and the delivery to Premises of water; phone service, cable TV access, fiber optics, and electricity shall be stubbed into the utility room only. [theses facilities are collectively referred to in this Article 11 as "utilities"]. Unless Landlord agrees otherwise, Tenant shall use only those utilities provided for under Exhibit "C-l" to serve the Premises. If required under Exhibit "C" or "C-l" a separate meter shall measure the consumption of utilities and/or the HVAC system.

11.2 Utilities and HVAC System Charges . Tenant shall pay for all utilities used by Tenant on the Premises from and after substantial completion of Landlord's Work in the Premises. If Tenant's utilities and/or HVAC system are separately metered. Tenant shall pay directly to the appropriate utility company the cost of all such utilities used on the Premises. If Tenant's utilities and/or HVAC system are separately "sub-metered" or if any of Tenant's utilities and/or HVAC system are furnished by Landlord without separate metering, then during the Term, Tenant shall pay as additional rent, monthly in advance, a utilities charge to reimburse Landlord for any such utilities furnished by Landlord to the Premises. This utilities charge shall, at Landlord's election, be established (a) by an estimate of usage made from time to time by Landlord's engineer or the appropriate utility company, and initially based on a typical store layout comparable to Tenant's proposed use of the Premises, or (b) a percentage of such total utility costs equal to a fraction, the numerator of which is the Floor Area of the Premises, and the denominator of which is the Floor Area of Office Center actually being furnished with utility service by Landlord at the time of billing. If Tenant's Premises is not separately metered, such utilities and/or HVAC charges may be billed with Tenant's share of Common Area Costs under Section 24.3. The utilities charge to Tenant hereunder for utilities furnished by Landlord shall be based on utility rates, which do not exceed those charged by the local public utility company for services it would otherwise furnish directly to Tenant. If the Premises are not initially separately metered. Landlord shall have the right, to require Tenant to install separate meters for the Premises at any time during the Term.

11.3 Failure to Pay . If Tenant fails to pay any amount due to Landlord hereunder within 10 days after receipt by Tenant of a bill therefor. Landlord may (in addition to all other rights and remedies provided herein for breach of this Lease and if permitted by law) cut off and discontinue, upon 5 days' advance notice to Tenant an opportunity to cure, any such utilities furnished to the Premises by Landlord until all such amounts are paid in full.

11.4 No Landlord Liability . Landlord shall not be liable for damages or otherwise for any failure or interruption of (i) any utility service being furnished to the Premises, or (ii) operation of the HVAC system, if any. No such failure or interruption shall entitle Tenant to terminate this Lease or stop making any Rent or other payments due hereunder.

12. INDEMNITY BY TENANT.

Tenant shall indemnify and hold Landlord harmless from any and all costs, claims or liability of any kind arising out of: (a) Tenant's use and occupancy of the Premises, (b) the conduct of Tenant's business or any work, activity or other things allowed or permitted by Tenant to be done in or on the Premises; (c) any breach or default in the performance of any of Tenant's obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; and/or (e) any other acts or omissions of Tenant, its agents, employees, invitees or contractors. Tenant shall, at Tenant's expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim or liability and shall indemnify Landlord from and against all costs, attorney's fees, expert witness fees and any other expenses incurred in such action or proceeding. As a material part of the consideration for Landlord's execution of this Lease, Tenant hereby assumes all risk of damage to property or injury to persons in, on or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct.

13. INSURANCE - WAIVE OF SUBROGATION .

13.1 Tenant's Insurance Obligations . Tenant shall, from and after the earlier of (a) substantial completion of Landlord's Work in the Premises, or (b) commencement of any of Tenant's Work in the Premises, and for the remainder of the Lease Term maintain, at its expense, the following types of insurance coverage, in the amounts specified and in the forms hereinafter provided for:

(i) LIABILITY INSURANCE . Commercial general liability insurance (sometimes known as comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Premises. Such policy shall be an occurrence form and shall include owner's and Contractor's Protective Liability with respect to construction of improvements by Tenant on the Premises. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be not less than $ 1,000,000 per occurrence. The liability insurance obtained by Tenant under this Section 13.1(i) shall (1) be primary and non-contributing; (2) contain cross-liability endorsements; and (3) insure Landlord against Tenant's performance under Article 12(a), (b) and (e) if the matters giving rise to the indemnity under Article 12 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease.

(ii) PLATE GLASS . Insurance covering the full replacement cost of all plate glass on the Premises.

(iii) TENANT IMPROVEMENTS . Insurance covering all of the items specified as "Tenant's Work" in Exhibit "C", Tenant's leasehold improvements, alterations, additions or improvements permitted under Article 15, and trade fixtures, merchandise and personal property from time to time located in, on or upon the Premises. Such insurance shall cover not less than 100 of the full replacement cost of the foregoing from time to time during the Term, and shall provide protection against any peril included within the classification of fire, extended coverage, sprinkler leakage, vandalism, theft, malicious mischief and special extended perils (all risk). Any policy proceeds shall be used for the repair or replacement of the property damage or destroyed unless this Lease is terminated under the provisions of Article 22 hereof.

(iv) GENERAL INSURANCE PROVISIONS.

(a) Any insurance required to be maintained by Tenant hereunder shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

(b) A certificate of the insurer or the insurer's legal representative evidencing the existence and amount of each insurance policy required of Tenant hereunder shall be delivered to landlord before the date Tenant is first given the right of possession of the Premises, and thereafter at least 30 days prior to the expiration of any such policy. Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancelable except after 30 days' written notice to Landlord. If Tenant fails to deliver any such evidence of insurance to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance coverage, in which case Tenant shall reimburse and lord as additional rent, the cost of such insurance within fifteen (15) days after receipt of a statement there for.

(c) All insurance shall be maintained with companies holding "General Policy Rating" ofA-XII or better, as set forth in the most current issue of "Best's Key Rating Guide." Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 13.1 may not be available in the future. Tenant acknowledges that the insurance described in this Section 13.1 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests. Therefore, Tenant shall be responsible for obtaining any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

13.2 Landlord's Insurance Obligations . Landlord shall, in connection with its ownership and operation of the Office Center, at all times from and after commencement of Landlord's Work in the Premises, maintain in effect policies of insurance providing protection against the following liabilities and/or risks: (a) commercial general liability insurance in an amount not less than $1,000,000.00 combined single limit for bodily injury and property damage, and (b) fire and extended coverage insurance (including coverage for Common Area sprinkler damage, vandalism and malicious mischief, and, if required by any lender holding a security interest in the Office Center or if deemed necessary by Landlord, flood and earthquake insurance) on the Building and Office Center in an amount not less than their full replacement cost from time to time during the Term. The types and coverages of insurance maintained by Landlord hereunder shall be subj ect to such further requirements as may be imposed by Landlord's lender. Landlord shall also have the right to maintain such additional types and coverages of insurance (including business interruption insurance) as are customary, prudent or reasonable for Office Centers similar to the Office Center. Landlord's obligation to carry the insurance provided for herein may be satisfied by blanket policies if the coverage required hereunder is satisfied.

13.3 Waiver of Subrogation . Landlord and Tenant (for themselves and their insurers) each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, against any of the parties to the Reciprocal Easement Agreement (REA) referred to in Article 14 hereof (the "Parties") and against other tenants of the Office Center (provided such Parties and other tenants have waived such rights against Landlord and Tenant), on account of any loss by or damage to the waiving party or its property or the property of others under its control (including as to Tenant the Premises and its contents, and as to Landlord the other portions of the Office Center), arising from any risk generally covered by fire and extended coverage insurance. The foregoing waivers of subrogation shall be required hereunder only if (a) then available in the State where the Office Center is located, and (b) such waiver does not invalidate the applicable policy.

14. TITLE OF LANDLORD .

Landlord's estate in the Office Center and Tenant's leasehold estate in the Premises is subject to the liens or restrictions of (a) any matters or documents of record (the "Matters of Record"), including the effect of any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way or any construction, operation and reciprocal easement agreement (the "REA"); and (b) the effect of any zoning laws of the City, County and State where the Office Center is located. Tenant agrees that (i) Tenant and all persons in possession of Tenant's leasehold estate or holding under Tenant will conform to and will not violate the terms of any REA or any other Matters of Record, and (ii) this Lease is subordinate to the Matters of Records and the REA, if any, and any amendments or modifications thereto. If the Matters of Record or the REA, if any, is not of record as of the date of this Lease, then this Lease shall automatically become subordinate to the Matters of Record and the REA upon recordation of same. Tenant agrees to execute and return to Landlord within 10 days after written demand therefor by Landlord, an agreement in recordable form satisfactory to Landlord subordinating this Lease to the Matters of Record or the REA. Any Matters of Record or REA shall not prevent Tenant from using the Premises for the purposes set forth in Tenant's Use Clause.

15. TENANT'S RIGHT TO MAKE ALTERATIONS.

15.1 Permitted Improvements . Subject to the terms of this Article 15, Tenant may from time to time after completion of Tenant's Work, pursuant to Exhibit "C"; and at its own expense, make alterations, additions, improvements and changes (individually and collectively referred to in this Article 15 as "improvements)" in and to the interior of the Premises after first giving notice to Landlord of the improvement work proposed to be done and providing Landlord with all plans for such proposed improvement work. Tenant may not make any improvement that reduces the value of the Premises or is of a structural nature. No single improvement costing more than $50.00 may be made without first obtaining the written approval of Landlord. In addition, no improvement shall be made to any storefront, mechanical system, or exterior wall or to the roof of the Premises, nor shall Tenant erect any mezzanine or increase the size of an existing mezzanine, unless and until the written consent and approval of Landlord is first obtained.

No penetration into or through tlie roof or floor of the Premises may be made without Landlord's prior written approval of the reason for such penetration and the method by which it is to be done. If Landlord approves any such penetration. Landlord shall have the absolute right to select and supervise the contractor performing such penetration. Tenant shall be liable for any damage caused by any such penetration, whether or not so approved by Landlord. Tenant shall reimburse Landlord for all costs incurred by Landlord (including architect's and/or engineer's fees) in approving Tenant's plans for improvements and for reasonable costs incurred by Landlord in supervising any improvement work required to be approved by Landlord hereunder.

15.2 Construction requirements . All improvements to be made to the Premises which require the approval of Landlord shall be performed under the supervision of a Landlord approved architect or licensed structural engineer, or licensed general contractor and shall be made in accordance with plans and specifications first approved in writing by Landlord before the commencement of work. All improvements shall be constructed in a good and workmanlike manner in accordance with all applicable laws (including any laws relating to the use of hazardous materials, such as asbestos containing materials) and diligently completed. Before commencement of any construction. Tenant shall deliver a copy of the building permit to Landlord and shall provide Landlord with a list of all contractors or subcontractors being used. Upon completion of such improvements. Tenant shall file a Notice of Completion for record in the office of the County Recorder where the Office Center is located, as required or permitted by law. Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials in connection with any improvements made to the Premises. Upon expiration or earlier termination of this Lease, such improvements shall become a part of the Premises and shall not be removed by Tenant. In constructing such improvements. Tenant shall have the work performed in such a manner as not to obstruct access to the premises of any other tenant in the Office Center.

15.3 Insurance Requirements . If Tenant makes any permitted improvements to the Premises under the provisions of this Article 15, Tenant shall carry insurance covering any such improvements satisfying the requirements of Section 13.1(iii). It is expressly understood and agreed that no such improvements will be insured by Landlord under the insurance it may carry upon the Building or Office Center, nor shall Landlord be required to reinstall any such improvements made by Tenant under any provision of Article 22 for reconstruction of the Premises.

16. MECHANICS' LIENS.

16.1 Tenant's Covenants. Tenant shall pay all costs (except those costs provided by Landlord pursuant to Exhibit "C") for work done by or for Tenant in the Premises (other than Landlord's Work), and Tenant shall keep the Premises, Building and Office Center free of all mechanics' liens and other liens on account of work done for Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability, loss, damage, costs, attorneys' fees and all other expenses on account of claims of lien of laborers or material men or others for work performed or materials or supplies furnished to or for Tenant or persons claiming under Tenant. In addition, Tenant shall keep Tenant's leasehold interest and any of those improvements to the Premises which are or become property of Landlord, pursuant to this Lease, free of all attachment or judgment liens. Prior to commencing any work in or to the Premises (including the supply of any labor, services or materials for the construction of improvements in the Premises under Article 15 or Exhibit "C"), Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord.

16.2 Tenant's Contest of Lien . If Tenant desires to contest any claim of lien arising from work done by or for Tenant in the Premises, Tenant shall first furnish Landlord adequate security I the amount of the claim, plus estimated costs and interest, or a bond of a responsible corporate surety in such amount, conditioned on the discharge of the lien. If a final judgment establishing the validity or existence of any such lien for any amount is entered. Tenant shall immediately pay and satisfy such judgment.

16.3 Landlord's Right to Cure . If Tenant is in default in paying any charge for which a lien, claim and suit to foreclose the lien have been filed, and Tenant has not given Landlord adequate security to protect the Premises, the property therein, and the Building, Office Center and Landlord from liability for such claim of lien. Landlord may (but shall not be required to) pay the claim and any associated costs, and the amount so paid, together with reasonable attorneys' fees incurred in connection with such payment shall be immediately due and owing from Tenant to Landlord. Tenant shall pay the amounts so owed to Landlord with interest at the maximum lawful rate from the date of Landlord's payment.

16.4 Notice of Lien . If any claim of lien is filed against the Premises or any action affecting the title to the Premises or the property therein is commenced, the party receiving notice of such lien or action shall immediately give the other party written notice thereof.

16.5 Notice of Non-Responsibility . Landlord or its representatives shall have the right to enter and inspect the Premises at all reasonable times and shall have the right to post and keep posted thereon notices of non-responsibility, or such other notices which Landlord deems proper for the protection of Landlord's interest in the Premises. Tenant shall, before commencing any work which might result in the filing of a lien, give Landlord written notice of its intention to so commence work in sufficient time to enable Landlord to post such notices.

17. ADVERTISING MEDIA.

Tenant shall not affix or maintain upon the glass panes or supports of the outside windows (or within 24" of any window), doors or exterior walls of the Premises, any signs, advertising placards, names, insignia, trademarks, descriptive material or any other like item(s) without having first received the written approval of Landlord as to the size, type, color, location, copy, nature and display qualities of any such item. Tenant shall not affix any sign to the roof of the Premises. Tenant shall not utilize any advertising medium that can be seen or heard outside the Premises, including without limitation, flashing lights, searchlights, loudspeakers, phonographs, radios or television. Tenant shall not display paint or place any handbills, bumper stickers or other advertising devices on any vehicle parked in the parking area of the Office Center, nor shall Tenant distribute any handbills or other advertising devices in the Office Center. If Tenant desires to erect a storefront type sign(s), said signs shall be designed and mounted in accordance with the provisions of the sign criteria attached hereto as Exhibit "D."

18. FIXTURES AND PERSONAL PROPERTY.

18.1 Removal and Replacement . All of Tenant's trade fixtures, furnishings, furniture, signs and other personal property not permanently affixed to the Premises, (collectively referred to as "Personal Property") shall be in good condition when installed in or attached to the Premises by Tenant and shall remain the property of Tenant. If Tenant is not then in default under the terms of this Lease, Tenant shall have the right to remove its Personal Property from the Premises, including without limitation, free standing; counters, shelving, showcases, mirrors and other movable Personal Property, but prior to the expiration of the Term, Tenant may not remove so much of its Personal Property without immediately replacing it with comparable or better quality Personal Property, as to render the Premises unsuitable for conducting the business specified in Tenant's Use Clause. Tenant shall, at its expense, immediately repair any damage to the Premises resulting from removal of its Personal Property, and on the expiration or earlier termination of the Term shall leave the Premises in a neat and clean condition, free of debris.

18.2 Fixtures . All improvements to the Premises made by or for Tenant, excluding Tenant's Personal Property, but including mechanical systems HVAC, light fixtures, doors and door frames floor coverings and partitions and all other items comprising Tenant's Work pursuant to Exhibit "C" (collectively referred to as "Fixtures"), shall become the property of Landlord upon expiration or earlier termination of this Lease.

18.3 Personal Property Taxes . Tenant shall pay before delinquency all taxes (including sales and use taxes), assessments, license fees and public charges levied, assessed or imposed upon its business operations, merchandise, trade fixtures and/or Personal Property. If any such items of property are assessed with any Larger Parcel as defined in Section 9.3, Tenant shall pay Landlord the taxes attributable to Tenant's personal property within 15 days after Tenant's receipt of a written statement from Landlord setting forth such personal property taxes. Landlord shall reasonably determine the basis of prorating any such assessments and such determination shall be binding on Landlord and Tenant. No taxes, assessments, fees or charges referred to and billed to Tenant under this paragraph shall be considered to be taxes under the provisions of Section 9.3 hereof.

19. ASSIGNING, MORTGAGING, SUBLETTING, CHANGE IN OWNERSHIP .

19.1 One Year Prohibition Against Transfer . INTENTIONALLY DELETED

19.2 Restrictions on Transfer . If Tenant desires to effect a Transfer to anyone (a "Transferee") other than a successor, subsidiary, affiliated or controlling corporation of Tenant (an "Affiliate"), Tenant shall give written notice ("Transfer Notice") to Landlord at least 60 days before the effective date of any such proposed Transfer. The Transfer Notice shall state (a) whether Tenant proposes to assign the Lease, sublet the Premises, enter into a license or concession agreement or change ownership, (b) the proposed effective date of the Transfer, (c) the identify of the proposed Transferee, (d) all other material terms of the proposed Transfer, and (e) in detail the type of business operation the proposed Transferee intends to conduct on the Premises. The Transfer Notice shall be accompanied by a copy of the proposed agreement documenting the Transfer, or if none, a copy of any offers, draft agreements, letters of commitment or intent and other documents pertaining to the proposed Transfer. In addition, the Transfer Notice shall be accompanied by the proposed Transferee's income statements and balance sheets covering the preceding 36-month period, and each shall be certified as accurate by the Transferee. Landlord may, at any time within 30 days after its receipt of Transfer Notice, grant or withhold consent to such proposed Transfer (which consent shall not be unreasonably withheld under the business judgment standards set forth in Section 19.3 below) by mailing written notice to Tenant of its decision ("Decision Notice"). If Landlord consents to the proposed Transfer, Tenant may thereafter promptly effect a Transfer in accordance with the terms of Tenant's Transfer Notice. Tenant shall bear the costs that Landlord incurs on subleases, assignments and transfers by Tenant. These costs shall include but not be limited to attorney fees. The transfer charge to Tenant shall not be less than $300.00 for each transfer and assignment. If Landlord consents to the proposed Transfer and Tenant does not consummate the proposed Transfer within 30 days after receipt of Decision Notice, the provisions of the first paragraph of this Section 19.2 shall again apply.

19.3 Grounds for Withholding Consent . Landlord may withhold consent to a proposed Transfer if, in Landlord's reasonable business judgment, any of the following is the case: (i) the proposed Transferee lacks a good business reputation or sufficient relevant business experience; (ii) the financial worth of the proposed Transferee as of the date of Transfer Notice is less than the combined financial worth of Tenant and Tenant's guarantor (if any) as of either the date of this Lease or the date of Transfer Notice; or (iii) the proposed Transfer would breach any Matters of Record, or REA of Landlord including, use or exclusivity rights in any other lease, or any financing or other agreement relating to the Office Center. Any attempted or purported Transfer without Landlord's written consent shall be void and of no force or effect.

19.4 No Release from Liability . No Transfer, whether with or without Landlord's consent, shall relive Tenant or any guarantor of Tenant's obligations under this Lease, from its covenants and obligations hereunder during the Term.

19.5 Transferee's Obligations . Each Transfer to which Landlord has consented shall be evidenced by a written instrument in form satisfactory to Landlord, and executed by Tenant and the Transferee. Each such Transferee shall agree in writing for the benefit of Landlord to assume, be bound by, and perform the terms, covenants and conditions of this Lease to be performed, kept or satisfied by Tenant, including the obligation to pay to Landlord all amounts coming due under this Lease. One fully executed copy of such written instrument shall be delivered to Landlord. Failure to obtain in writing Landlord's prior consent or otherwise comply with the provisions of this Article 19 shall prevent any Transfer from becoming effective.

19.6 Division of Profit Between Landlord and Tenant . Any sums or other economic consideration received by Tenant as a result of a Transfer, however denominated, which exceed, in the aggregate, (i) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) the unamortized value of leasehold improvements to the Premises paid for by Tenant prior to the date of Transfer Notice, depreciated on a straight-line basis over the Term, plus (iii) any real estate brokerage commissions or fees payable by Tenant in connection with such Transfer, plus (iv) costs of renovation or construction of improvements to the Premises for the benefit of the Transferee required to be paid for by Tenant as a part of the Transfer, shall solely inure to the benefit of Landlord. Said profit shall be paid to Landlord promptly following its receipt, as additional rent under this Lease. Such payments shall not affect or reduce any other obligations of Tenant hereunder. Landlord shall have the right to audit Tenant's books and records during normal business hours at either the Premises or Tenant's principal place of business upon 48 hours' advance written notice for the purpose of verifying Tenant's compliance with its obligations hereunder.

19.7 Further Restrictions . Tenant shall not, without the prior written consent of Landlord (which consent may be granted or withheld in Landlord's sole discretion), mortgage or hypothecate this Lease or any interest herein. Tenant shall not permit the Premises to be used by any party other than Tenant or a permitted Transferee. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. For purposes of this Article 19, if Tenant is a partnership, any withdrawal(s) or change(s) of partners cumulatively owning a 50 or more interest in the partnership, or if Tenant is a corporation, any transfer(s) cumulating 50 or more of its stock, shall constitute a voluntary Transfer and shall be subject to the provisions hereof. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord.

20. TENANT'S CONDUCT OF BUSINESS

20.1 Tenant's Operating Covenants . Tenant agrees that from and after its initial opening for business, it shall, subject to the provisions of Section 22.5 hereof, operate and conduct its business in the Premises during all Office Center Business Hours (as hereinafter defined) and in accordance with the provisions of this Lease. Tenant shall at all times keep and maintain in the Premises in a neat, clean and orderly condition.

20.2 Hours and Days of Operation . Tenant may at Tenant's election, subject to any restrictions imposed upon Tenant by any Governing entity concerned with the matter, operate it's business twenty four hours per day, seven days per week.

21. REPAIR AND MAINTENANCE OF THE PREMISES .

21.1 Tenant's Obligations . Tenant shall, at its expense and at all times from and after substantial completion of the Premises; repair, replace and maintain in good and tenantable condition, the Premises and every part thereof (except portions of the Premises to be maintained by Landlord under Section 21.2), including without limitation, the utility meters, pipes and conduits serving the interior of Tenant's Premises, all fixtures, all signs, locks and closing devices, all interior window sashes, casements or frames, doors and door frames, security grilles or similar enclosures, floor coverings, including carpeting, terrazzo or other special flooring, all other equipment installed in the Premises, and all such items of repair, maintenance, alteration and improvement or reconstruction to the interior of the Premises as may at any time or from time to time be required by any governmental agency having jurisdiction thereof. All interior glass in the Premises shall be maintained by Tenant and any glass broken shall be promptly replaced by Tenant at its expense with glass of the same kind, size and quality.

Upon surrender of the Premises, Tenant shall deliver the Premises to Landlord in good order, condition and repair, but Tenant shall not be responsible for ordinary wear and tear to the Premises, damage due to insured casualty losses covered by Article 22 or for any items of repair which are Landlord's obligation under Section 21.2.

21.2 Landlord's Obligations . Subject to Tenant's obligations under Section 22.1 and Landlord's further obligations, if any, under Section 24.2, Landlord shall, at the expense of Tenant and all other tenants of the Office Center, repair and maintain in good and tenantable condition the roof, exterior walls, exterior glass and storefronts, glass entry doors, structural parts (including the structural floor) of the building and Premises, and roof mounted HVAC units. Landlord shall administrate all interior janitorial services to maintain Tenant's premises in a clean condition, at Tenant's expense. Said janitorial services shall be conducted on each and every day of the work-week excluding Saturdays and Sundays and usual holidays. Tenant shall have the right, after written notice to Landlord, to select a lesser janitorial schedule for Tenant's Premises and thereby reduce Tenant's proportionate share of janitorial expenses. Landlord shall bill Tenant for Tenant's Proportionate Share of the cost of such repairs and maintenance as a part of Common Area Costs under Article 24 hereof.

It is understood and agreed that Landlord is under no obligation to make any repairs, alterations, replacements or improvements to the Premises or the mechanical equipment exclusively serving the Premises at any time except as expressly set forth in this Lease.

Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be liable to Tenant for failure to make repairs required of Landlord hereunder unless Tenant has previously notified Landlord in writing of the need for such repairs and Landlord has failed to commence and complete those repairs within a reasonable period of time following receipt of Tenant's notice.

21.3 Tenant's Failure to Maintain Premises . If Tenant fails to repair or maintain the Premises, or any part thereof, in a manner reasonably satisfactory to Landlord, Landlord shall have the right (in addition to all other rights and remedies provided herein for breach of this Lease), upon giving Tenant reasonable written notice of its election to do so (and opportunity to cure), to make such repairs or perform such maintenance on behalf of and for the account of Tenant. In such event, the cost of such work shall be paid to Landlord by Tenant promptly following receipt of a bill therefor.

21.4 Landlord's Right of Entry . Landlord or its authorized representatives may enter the Premises at all times during Office Center Business Hours to inspect the Premises, make repairs to the Premises authorized hereunder or perform any work therein (i) needed to comply with any laws, ordinances, rules or regulations of any public authority or the Insurance Services Office or any similar body, (ii) that Landlord deems necessary to prevent waste or deterioration in or to the Premises if Tenant fails to make repairs or perform required work promptly after receipt of written demand from Landlord, or (iii) that Landlord deems necessary in connection with the expansion, reduction, remodeling, or renovation of any portion of the Office Center. Nothing herein implies any duty of Landlord to do any such work that, under any provision of this Lease, Tenant is required to do, nor shall Landlord's performance of any repairs on behalf of Tenant constitute a waiver of Tenant's default in failing to do such work. No exercise by Landlord of any rights hereunder shall entitle Tenant to any compensation, damages or abatement of Rent for any injury or inconvenience occasioned by such exercise. If Landlord makes or performs any repairs provided for in (i) or (ii) above. Tenant shall pay the cost thereof to Landlord as additional rent promptly upon receipt of a bill therefore

. 22. CASUALTY DAMAGE AND RECONSTRUCTION .

22.1 Insured Casualty . If the Premises are damaged by fire or other perils covered by Landlord's fire and extended coverage insurance, then within 180 days after the date of such damage Landlord shall commence repair, reconstruction and restoration of the Premises and diligently complete such repairs, in which event this Lease shall continue in full force and effect. Notwithstanding the foregoing, if there is partial or total destruction of the Premises during the last 1 year of the Term, Landlord and Tenant shall each have the option to terminate this Lease by written notice to the other given within 30 days after such destruction. For purposes of this option "partial destruction" shall mean destruction to the extent of 33-1/3 or more of the full replacement cost of the Premises as of the date of destruction.

22.2 Uninsured Casualty . If the Premises are damaged to any extent by act of war, nuclear reaction, nuclear radiation or radioactive contamination, or from any other casualty not covered by Landlord's fire and extended coverage insurance (including flood or earthquake damage if not covered under insurance maintained by Landlord), Landlord may within 180 days following the date of such damage, either (a) commence repair, reconstruction or restoration of the Premises and diligently complete it, in which event this Lease shall continue in full force and effect, or (b) elect not to repair, reconstruct or restore the Premises, in which event this Lease shall cease and terminate as of the date of destruction. In either such event. Landlord shall give Tenant written notice of its election hereunder within a 90 day period following the event of damage.

22.3 Reconstruction Responsibilities . Any reconstruction of the Premises under this Article 22 shall conform to the provisions of Exhibit "C" and shall cover all work set forth therein as "Landlord's Work" and "Tenant's Work." Landlord shall reconstruct the Premises only to the extent of Landlord's Work. Tenant, at its expense, shall reconstruct all items set forth as Tenant's Work, and shall replace its, trade fixtures, furniture, furnishings and equipment. Tenant shall commence reconstruction of Tenant's Work promptly upon delivery to it of possession of the Premises by Landlord with Landlord's Work substantially completed and shall diligently complete Tenant's Work, replace its trade fixtures, furniture, furnishings and equipment, and resume normal business operations in the Premises.

22.4 Release from Liability . Upon any termination of this Lease under any of the provisions of this Article 22, each party shall be released from further obligations to the other party under this Lease, except for any obligations that have previously accrued. In the event of termination of this Lease, all proceeds form Tenant's fire and extended coverage insurance under Section 13.1 covering the items set forth as "Tenant Improvement Work" in Exhibit "C" and any other Tenant's leasehold improvements, but excluding proceeds for trade fixtures, furnishings, furniture, merchandise, signs and other personal property, shall be paid to Landlord.

22.5 Abatement of Rent . In the event of reconstruction of the Premises under this Article 22, the Minimum Annual Rent otherwise payable under this Lease shall be abated proportionately with the degree to which Tenant's use of the Premises is impaired. Such abatement shall commence on the date of destruction and continue during any period of reconstruction and replacement provided for in Section 22.3. Tenant shall continue to operate its business on the Premises during any such abatement period to the extent practical as a matter of prudent business management, and the obligation of Tenant to pay additional rent hereunder shall remain in full force and effect. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, Building, Office Center or Tenant's personal property, or for any inconvenience or annoyance suffered by reason of damage or destruction thereto, or the

22.6 Waiver of Statutory Rights of Termination . Tenant hereby waives any statutory rights of termination which may arise by reason of any partial or total destruction of the Premises, Building or Office Center which Landlord is obligated to restore or may restore under any of the provisions of this Lease.

23. EMINENT DOMAIN .

23.1 Takings Resulting in Termination . If the entire Premises is appropriated or taken (a "taking") under the power of eminent domain by any public or quasi-public authority (an "authority"), this Lease shall terminate as of the date of such taking.

If 25% or more of the Floor Area of the Premises is taken under the power of eminent domain by any authority, or if by reason of any taking, regardless of the amount taken, the remainder of the Premises is not one undivided parcel of property, either Landlord or Tenant may terminate this Lease as of the date Tenant is required to vacate a portion of the Premises, upon giving notice in writing of such election within 30 days after receipt by Tenant from Landlord of written notice that the Premises have been so taken. Landlord shall promptly give Tenant notice in writing of any taking after learning of it.

If more than 25% of the Floor Area of the Office Center or of the Common Areas is taken (whether or not the Premises are so taken) under the power of eminent domain by any authority. Landlord shall have the right to terminate this Lease as of the date any such areas are to be initially vacated by giving Tenant written notice of such election within 30 days of the date of such taking.

If this Lease is terminated as provided in this Section 23.1, Landlord and Tenant shall each be released from any further obligations to the other party under this Lease, except for any obligation(s) that have previously accrued.

23.2 Takings Not Resulting in Termination . If both Landlord and Tenant elect not to exercise any right granted hereunder to terminate this Lease in connection with a taking, or the Lease is not terminable in connection with a taking. Tenant shall continue to occupy that portion of the Premises which was not taken, and (a) at Landlord's cost and expense and as soon as reasonably possible, Landlord will restore the Premises on the land remaining to a complete unit of like quality and character as existed prior to such taking; and (b) the Minimum Annual Rental provided for in Section 3.h and Article 9 shall be reduced on an equitable basis, taking into account the relative value of the portion of the Premises taken as compared to the portion remaining. Tenant hereby waives any statutory rights of termination that may arise by reason of any partial taking of the Premises under the power of eminent domain.

23.3 Award . If this Lease is terminated under Section 23.1, or modified under Section 23.2, Landlord shall be entitled to receive the entire condemnation award for the taking of all real property interests in the Premises. The Rent and other charges for the last month of Tenant's occupancy shall be prorated and Landlord shall refund to Tenant any rent or other charges paid in advance. Notwithstanding the foregoing and provided Tenant's award does not reduce or affect Landlord's award, Tenant's right to receive a condemnation award for the taking of its merchandise, Personal Property, goodwill, relocation expenses and/or interests in other than the real property taken shall not be affected in any manner by the provisions of this Section 23.3

23.4 Transfer Under Threat of Taking . For the purposes of this Article 23, a voluntary sale or conveyance under threat of and in lieu of condemnation shall be deemed a taking under the power of eminent domain. reconstruction or replacement thereof.

24. COMMON AREAS .

24.1 Use of Common Areas . Tenant and its employees and invitees are, except as otherwise specifically provided in this Lease or the Office Center rules and regulations or as otherwise designated from time to time by Landlord, authorized to use the Common Areas in common with other persons during the Term. Landlord agrees that the Common Areas shall be initially constructed on the areas generally shown on Exhibit "A", and, subject to the preceding sentence, shall be maintained and operated at all times following completion thereof for the benefit and/or use of the customers and patrons of Tenant and of other tenants, owners and occupants of the Office Center. The original construction and installation of the Common Areas shall be at Landlord's expense.

24.2 Landlord's Maintenance Responsibilities; Common Area Costs . Landlord shall keep the Common Areas and Office Center neat, clean and orderly, properly lighted and landscaped, and shall repair any damage to Common Area and Office Center facilities. Notwithstanding the foregoing, all expenses incurred by Landlord in connection with the operation, repair, cleaning and maintenance of the Common Areas and the Office Center ("Common Area Costs") shall be charged and prorated in the manner set forth in this Article 24.

Common Area Costs shall include without limitation, all sums expended in connection with the Common Areas and Office Center for: general maintenance and repairs; resurfacing; painting, restriping; cleaning; trash removal, snow and ice removal, sweeping and janitorial services; lighting, HVAC and other utility expenses; maintenance, repair, cleaning and replacement of public toilet rooms, music program equipment and loudspeakers, sidewalks, stairways, curbs. Office Center signs, sprinkler systems, planting and landscaping, floors, walls ceilings, roofs, skylights, windows, directional signs, markers and bumpers, fire protection systems and equipment (including fire sprinklers), security systems, lighting systems and fixtures (including replacement of tubes and bulbs), storm drainage systems, plumbing, electrical, HVAC and other utility systems which do not exclusively serve the interior of tenants' premises, and all mechanical equipment (including automatic door openers, escalators and elevators); personnel to implement the foregoing services, including, if Landlord deems necessary, the cost of security guards; all on-site costs and personnel expenses of Landlord incurred to manage the Office Center (which may be contracted for with third parties); all real (as generally defined in Section 9.3b of this Lease) and personal (as generally defined in Section 18.3 of this Lease) property taxes and assessments on the improvements and land comprising the Common Areas and Office Center or any personalty in use on the Common Areas or Office Center; any reasonable sums paid to third parties for the purpose of seeking reduction of property taxes; any governmental imposition or surcharge imposed upon Landlord or assessed against any portion of the Common Areas or Office Center; depreciation on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented); and premiums for adequate comprehensive general liability and property damage insurance covering Landlord's ownership and operation of the Common Areas and Office Center, fire and extended coverage insurance on the Common Areas and the Office Center (which may include earthquake and flood damage endorsements) and vandalism and plate glass insurance covering the Common Areas and Office Center. Common Areas Costs shall also include a charge for management of the Office Center as well a charge for appropriate reserves for the costs of repainting, re-roofing, landscape replacements, and resurfacing Common Areas. In addition. Common Area Costs shall include a sum to be payable to Landlord for supervision of the Common Areas and for accounting, bookkeeping and collection of Common Area Costs, in an amount equal to 10 of the total of all of the foregoing Common Area Costs incurred in each calendar year. Landlord may have any or all service and management performed in connection with the Common Areas and Office Center provided by an independent contractor(s). If Landlord acquires, constructs or makes available for common Area purposes land or improvements not shown as part of the Office Center on Exhibit "A", then Common Areas Costs shall also include all of the expenses itemized above incurred and paid in connection with such additional land or improvements.

24.3 Method of Payment . Portions of the Office Center may be owned or leased by the occupants of those buildings designated from time to time by Landlord as "Other Owners " (hereinafter referred to as the "Other Owner Occupants"). The contributions of the Other Owner Occupants towards the Common Area Costs shall be credited toward payment of the entirety of the Common Area Costs and the balance of the Common Area Costs shall be prorated among the other tenants of the Office Center in the following manner:

(i) From and after the date Rent has commenced and thereafter during the Term, Tenant shall pay to Landlord, on the first day of each calendar month, an amount estimated by Landlord to be Tenant's Proportionate Share of Common Area Costs for the period covered by such estimate. This estimated monthly charge may be adjusted by Landlord at the end of any calendar month on the basis of Landlord's experience and reasonably anticipated Common Area Costs

(ii) Within 60 days following the end of each calendar year (or as soon thereafter as possible), Landlord shall furnish Tenant with a statement showing the actual total of Common Area Costs for the preceding year, the actual amount of Tenant's Proportionate Share of Common Area Costs for that year and the payments made by Tenant for that year under subparagraph (i) above. If Tenant's Proportionate Share of Common Area Costs exceeds the estimated payments made by Tenant under subparagraph (i) above. Tenant shall pay Landlord the deficiency within 10 days after receipt of such statement. If Tenant's estimated payments exceed Tenant's Proportionate Share of Common Areas Costs, Landlord shall offset the excess against payments thereafter coming due under subparagraph (i) above. There shall be an appropriate adjustment of Tenant's Proportionate Share of Common Area Costs as of the commencement of Rent and expiration of the Term. Landlord's and Tenant's obligations hereunder shall survive expiration of the Term. Tenant's failure to pay any sums due hereunder shall constitute a default under this Lease equivalent to a failure to pay Minimum Annual Rent when due.

24.4 Control of Common Areas . Landlord shall have the right at all times to determine the nature and extent of the Common Areas and to make changes from time to time which in Landlord's opinion are desirable and in the best interests of all persons using the Common Areas. Landlord's rights hereunder include without limitation, the right to install, remove, relocate and change driveways, entrances, exists, automobile parking spaces, the direction and flow of traffic, prohibited areas and reserved parking areas, landscaped areas, utilities and all facilities of the foregoing. Landlord shall have exclusive control of the Common Areas, and may, without limitation, lease space within the Common Areas to tenants for the sale of merchandise or services, and permit advertising displays, educational displays and entertainment in the Common Areas; provided, however, none of the foregoing shall materially adversely affect the accessibility of the Premises. Landlord may at any time and from time to time during the Term exclude and restrain any person from use or occupancy of the Common Areas, except for bona fide customers, patrons and service suppliers of Tenant and other tenants and occupants of the Office Center who use the Common Areas in accordance with the rules and regulations then established by Landlord. The rights of Tenant under this Article 24 shall at all times be subj ect to the rights of Landlord, the other tenants of Landlord and the Other Owners and occupants of the Office Center to use the Common Areas in common with Tenant. Tenant shall not create or permit any obstructions in the Common Areas and shall permit its customers, patrons and service suppliers to use the Common Areas only for normal parking and ingress and egress to and from the Building occupied by Tenant.

24.5 Rules and Regulations . Landlord shall have the right to establish, and from time to time change, alter and amend, and to enforce against Tenant and the other users of the Common Areas, such reasonable rules and regulations (including the exclusion of employees' parking within certain Common Areas) as Landlord may deem necessary or advisable for the proper and efficient operation and maintenance of the Common Areas and Office Center. The rules and regulations may include, without limitation, the hours during which the Common Areas, including any enclosed mall, shall be open for use. If incorporated as apart of this Lease as of the effective date of this Lease, Tenant shall comply with the Rules and Regulations attached to this Lease as Exhibit "B".

24 6 Exclusive and Shaded Parking . Landlord shall at all times have the right to designate a particular parking area to be used by tenant's and their employees on an exclusive basis including areas serviced by a shade structure where Landlord receives rent for exclusive areas, and any such designation may be changed by Landlord from time to time. Tenant and its employees shall park their cars only in those portions of the Common Areas, if any, not designated for that purpose by Landlord Tenant shall furnish Landlord from time to time with an accurate current list of its and all its employees' automobile license plate numbers within 15 days after taking possession of the Premises and thereafter within 5 days after any change in the accuracy of the list. If Tenant or its employees park their cars in said exclusive designated parking areas. Landlord may charge Tenant $25 00 per day per car for each such violation and shall have the right to have any such car towed away. All amounts due under the provisions of this Section 24.6 shall be payable by Tenant within 10 days after demand by Landlord. In a separate Reserved Parking Agreement between Landlord and Tenant, Tenant shall for a initial monthly fee of Thirty five dollars ($35.00) have access to three (3) said spaces. Reserved Parking rent for the first two months shall be abated. Tenant shall have the right to designate at Tenants expense with Landlord's approval thereof, two (2) parking spaces immediately adjacent to the demised Premises as "Reserved " for Chicago Title Insurance Company.

25. DEFAULTS BY TENANT

25.1 Events of Default . Each of the following shall constitute a material default and breach under this Lease:

(a)  If Tenant is any time in default of its obligation to pay any Rent or other charges, and such default continues for more than 5 days;

(b) If Tenant is in default in the prompt and full performance of any other of its obligations under this Lease and such default continues more than 10 days after written notice specifying the particulars of such default;

(c) INTENTIONALLY DELETED

(d)  (i) If Tenant or any guarantor of this Lease makes a general assignment or general arrangement for the benefit of creditors; or (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant or any guarantor and is not dismissed within 20 days; or (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within 20 days; or (iv) if substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within 20 days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession of Tenant's assets or if Tenant remains a debtor in possession and such trustee or Tenant transfers Tenant's interest in this Lease, then Landlord shall receive, as additional rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the Rent payable by Tenant hereunder; or

(e)  If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant's obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

25.2 Remedies Upon Breach of Lease . On the occurrence of any breach of this Lease by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have:

(a) Terminate Tenant's right to possession of the Premises and reenter the Premises by any lawful means, in which case this Lease shall terminate. In such case. Tenant shall immediately surrender possession of the Premises to Landlord; or

(b) Maintain Tenant's right to possession of the Premises, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises. In such event, Landlord shall be entitled to enforce all Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due and Landlord shall have the right to occupy or re-let the whole or any part of the Premises for the account of Tenant; or

(c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Office Center is located. If Landlord reenters the Premises under the provisions of subparagraph (b) above, Landlord shall not be deemed to have terminated this Lease, or the liability of Tenant to pay any Rent or other charges that are due or thereafter accruing, or Tenant's liability for damages under any of the provisions hereof. In the event of any entry or taking possession of the Premises as aforesaid. Landlord shall have in addition to its rights under Section 25.4 hereof, the right, but not the obligation, to remove from the Premises any personal property located therein and to place it in storage at a public warehouse at the expenses and risk of Tenant.

Notwithstanding any other term or provision hereof to the contrary, this Lease shall terminate on the occurrence of any act which affirms Landlord's intention to terminate this Lease as provided in this Section 25.2, including the filing of an unlawful detainer action against Tenant. On such termination. Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees, incurred by Landlord in connection with the filing, commencement, pursuing or defending of any action in any bankruptcy court or other court with respect to the Lease, the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant, or the pursuing of any action with respect to Landlord's right to possession of the Property. All such damages suffered (apart from Minimum Annual Rent and other Rent payable hereunder) shall constitute pecuniary damages that must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

It is understood and agreed that this Lease is a lease of real property in a Office Center within the meaning of 11 U.S.C. Section 365(b)(3) of the Bankruptcy Code.

25.3 Landlord's Damages . If Landlord elects to terminate this Lease and Tenant's right to possession of the Premises in accordance with the provisions of this Lease, Landlord may recover from Tenant as damages, all of the following:

(I) The worth at the time of award of any unpaid Rent and other charges which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid Rent and other charges which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid Rent and other charges which Tenant would have paid for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including without limitation, any costs or expenses incurred by Landlord in (a) maintaining or preserving the Premises after such default, (b) recovering possession of the Premises, including reasonable attorneys' fees therefor, (c) expenses ofreletting the Premises to a new tenant, including necessary renovations or alterations of the Premises, reasonable attorneys' fees incurred, and leasing commissions incurred; plus

(v) Such other amounts in addition to or in lieu of the forgoing as may be permitted from time to time by the laws of the State where the Office Center is located. As used in subparagraphs (i) and (ii) above the "worth at the time of award" is computed by allowing interest on unpaid amounts at the rate of 10 per annum. As used in subparagraph (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank located nearest to the Office Center in effect at the time of award, plus 1%.

For purposes of this Article 25, all Rent other than Minimum Annual Rent, shall, for purposes of calculating any amount due under the provisions of subparagraph (iii) above, be computed on the basis of the average monthly amount of Rent payable by Tenant during the immediately preceding 36 month period, except that if it becomes necessary to compute such rental before such 36 months of the Term has expired, then such Rent shall be computed on the basis of the average monthly amount of Rent payable during such shorter period.

25.4 Fixtures and Personal Property . In the event of Tenant's default, all of Tenant's merchandise. Fixtures and other Personal Property shall remain on the Premises, and during the period of default Landlord shall have the right to take the exclusive possession of such items and to use them free of charge until all defaults are cured, or, at Landlord's option, to require Tenant to forthwith remove such items.

LANDLORD:

Val Vista-Gateway, LLC a Nevada limited liability company

By: S.B.&W. Development-Mesa, LLC a California limited liability company
It's Managing Member

By; Holt Ave, LLG a California limited liability company. Co-managing member

/s/ [name unknown]____________________   Date: 7/11/03

___________________________________

By: Caritas Partners Inc. a California corporation. Co-managing member

/s/ Gregory B. Stewart__________________   Date: 7/18/03
Gregory B Stewart, President

TENANT: HumaTech, Inc., an Illinois corporation

/s/ David G. Williams____________________  Date: 7/10/03

It's: _________________________________

Title: ____President____________________

SEE YOUR ATTORNEY - THIS LEASE IS TO BE GIVEN TO YOUR ATTORNEY FOR REVIEW AND APPROVAL BEFORE YOU SIGN IT. BECAUSE EACH LEASE TRANSACTION IS UNIQUE, AND THE BUSINESS AND LEGAL CONCERNS OF EACH PART ARE UNIQUE, PHOENIX COMMERCIAL ADVISORS, AND LANDLORD CANNOT AND DOES NOT MAKE ANY REPRESENTATION OR RECOMMENDATION CONCERNING THE LEGAL EFFECT, LEGAL SUFFICIENCY, OR TAX CONSEQUENCES OF THIS LEASE. THESE ARE QUESTIONS FOR YOUR ATTORNEY AND FINANCIAL ADVISORS.

IN ANY REAL ESTATE TRANSACTION, IT IS RECOMMENDED THAT YOU CONSULT WITH A PROFESSIONAL, SUCH AS A CIVIL ENGINEER, INDUSTRIAL HYGIENIST OR OTHER PERSON WITH EXPERIENCE IN EVALUATING THE CONDITION OF THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF ASBESTOS, HAZARDOUS MATERIAL AND UNDERGROUND STORAGE TANKS.

EXHIBIT A

DESCRIPTION
OFA
7.5272 ACRE
(PARCEL 3)

THAT PORTION OF THE SOUTHWEST QUARTER OF SECTION 33, TOWNSHIP 1
NORTH, RANGE 6 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN,
MARICOPA COUNTY, ARIZONA, ALSO BEING A PART OF LOT 2, BASELINE
COMMERCIAL CENTER ACCORDING TO BOOK 307 OF MAPS, PAGE 31. RECORDS
OF MARICOPA COUNTY, ARIZONA BEING MORE PARTICULARLY DESCRIBED AS
FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF SAID SECTION 33;
THENCE NORTH 88°48'18" EAST, ALONG THE SOUTH LINE OF THE SOUTHWEST
QUARTER OF SAID SECTION 33, A DISTANCE OF 728.50 FEET;
THENCE NORTH OI°11'42" WEST A DISTANCE OF 55.00 FEET TO THE POINT OF
BEGINNING;
THENCE SOUTH 88°48' 18" WEST» PARALLEL TO AND 55.00 FEET NORTH OF THE
SOUTH LINE QF SAID SOUTHWEST QUARTER, A DISTANCE OF 312.68 FEET;
THENCE NORTH 00°20'40" WEST A DISTANCE OF 245.00 FEET;
THENCE SOUTH SS^S'IS" WEST A DISTANCE OF 118.98 FEET;
THENCE NORTH Ol0!!^" WEST A DISTANCE OF 348.33 FEET;
THENCE SOUTH 88°48'18" WEST A DISTANCE OF 235.85 FEET;
THENCE NORTH 00°20'40" WEST, PARALLEL TO AND 55.00 FEET EAST OF THE
WEST LINE OF SAID SOUTHWEST QUARTER, A DISTANCE OF 13.33 FEET;
THENCE NORTH SSWIS" EAST A DISTANCE OF 235.65 FEET;
THENCE NORTH OI°ir42" WEST A DISTANCE OF 267.88 FEET;
THENCE SOUTH 89°42' 10" EAST A DISTANCE OF 256.58 FEET;
THENCE SOUTH 11°09'30" EAST A DISTANCE OF 53.34 FEET;
THENCE SOUTH 53°44'20" EAST A DISTANCE OF 204.45 FEET;
THENCE SOUTH 01°11'42" EAST A DISTANCE OF 690.96 FEET TO THE POINT OF
BEGINNING.

CONTAINING 327,886 S.F. OR 7.5272 ACRES OF LAND, MORE OR LESS.

PREPARED BY:
O'NEILL ENGINEERING, INC.                                       [Registered Land Surveyor seal and signature]
2001 WEST CAMELBACK ROAD
PHOENIX, AZ 85015
JOB NO. 3132

EXHIBIT A-l
FOR DEMONSTRATION PURPOSES ONLY, NOT TO SCALE, NOT AS

[DIAGRAM]

EXHIBIT "B"

RULES AND REGULATIONS

The following Rules and Regulations are hereby incorporated into Tenant's Lease by this reference. By execution of the Lease Agreement, Tenant agrees to abide by all of the following Rules and Regulations as might be adopted, or implemented by Landlord at its sole discretion from time to time.

Landlord, at its discretion, may also adopt or implement Rules and Regulations that will have retroactive effect on the operation of the Office Center.

The use of the Leased Premises, the Office Center or the Common Area by Tenant and Tenant's agents, employees, servants, visitors and invitees shall be strictly subject to the following Rules and Regulations.

(1) Landlord shall have the right and authority to designate specific areas within the Office Center or in reasonable proximity thereto in which automobiles and other transportation vehicles owned by Tenant, or Tenant's employees, servants, agent, licensees and concessionaires shall be parked. Tenant shall furnish to Landlord upon request a complete list of all vehicle license numbers operated by Tenant, or Tenant's employees, servant, agents, licensees or concessionaires.

(2)All loading and unloading of goods shall be done only in the areas and through the entrances as shall be designated from time to time for such purposes by Landlord.

(3) The delivery or shipping of merchandise, supplies and fixtures to and from the Premises shall be subject to such Rules and Regulations as in the sole discretion of Landlord shall be necessary for the proper operation of the Office Center.

(4) No person shall use any utility area, truck facility or other area reserved for use in connection with the conduct of business except for the specific purpose for which such area is designed.

(5) Except as permitted in Tenant's Lease, or except as permitted by Landlord's prior written consent, no person shall and Tenant shall not permit within the Common Area:

(a) Vend, peddle or solicit orders for sale or distribution of any merchandise, device, service , periodical, book, pamphlet or other matter whatsoever;

(b) Exhibit any sign, placard, banner, notice or other written material;

(c) Distribute any circular, booklet, handbills, placard or other materials;

(d) Solicit membership in any organization, group or association or contribution for any purpose;

(e) Parade, patrol, picket, demonstrate or engage in any conduct that might tend to interfere with or impede the use off the Common Area by Landlord or any occupant of the Office Center, create a disturbance, attract attention or harass, annoy, disparage, or be detrimental to the interests of any business establishments within the Office Center.

(f) Use the Common Area for any purpose when none of the business establishments within the Office Center is open for business;

(g) Throw, discard or deposit any paper, glass or extraneous matter of any kind, except in designated receptacles, or create litter or hazards of any kind;

(h) Deface, damage or demolish any sign, light standard or fixture, landscaping material or other improvements within the Common Area or the Office Center; and

(i) Solicit any other business or display any merchandise.

(6) The outside areas immediately adjoining Tenant's Premises shall be kept clean and free from dirt and rubbish by Tenant to the complete satisfaction of Landlord. All refuse, trash and garbage shall be removed by Tenant on a daily basis and not permitted to accumulate.

(7) The Common Area plumbing facilities shall not be used for any purpose other than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by Tenant, if Tenant or its employees, agents or invitees shall have caused it.

(8) All floor area, including vestibules, entrances and exits, doors, fixtures, windows and plate glass shall be maintained in a safe, neat and clean condition.

(9) No portion of the common Area or the Office Center shall be used for any lodging or illegal purposes.

(10) The sidewalk, halls, passages, exits, entrances, elevators, shopping malls, escalators and stairways of the Common Area or the Office Center shall not be obstructed by any Tenant or used by any Tenant for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, exits entrances, elevators, shopping malls, escalators and stairways are not for the use of the general public and Landlord shall at all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interest of the Office Center and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No Tenant or employee or invitee of any Tenant shall go upon the roof of any building, or Common Area of the Office Center.

(11) In the case of any invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's sole discretion. Landlord reserves the right to prevent access to the Common Area and Office Center during the continuance of the same by such action as Landlord may deem appropriate, including closing entrances to the Office Center and Common area.

(12) No Tenant shall place or permit any radio or television antenna, loudspeaker, amplifier or other device in the Common Area or where the same can be seen or heard in the Common Area without the prior written consent of Landlord.

(13) No person shall use any part of the Common Area for any purpose other than those for which the Common Area is intended.

(14) No part of the Common Area shall be used for storing or maintaining any material or property, whether on a temporary basis or otherwise and no action shall be taken in the common Area which in the exclusive judgment of Landlord would constitute a nuisance or would disturb or endanger other tenants of the Office Center or unreasonably interfere with their use of their respective premises or the Common Areas, nor do anything which would tend to injure the reputation of the Office Center.

(15) Any repairs, maintenance or replacements to the Common Area required to be made by Landlord that are occasioned by the act or negligence of any Tenant, its agents, employees, sub-tenant, licensees and concessionaires, shall be paid for by such Tenant upon demand to the extent not covered by insurance proceeds paid to Landlord therefore.

(16) No Tenant shall make any alteration, addition or improvement to or remove any portion of the Common Area, and no Tenant shall make any changes to or paint any portion of the Common Area, or install any lighting, decorations or paintings in or to the Common Area, or erect or install any signs, banners, placards, decorations or advertising media of any type in the Common Area except as permitted by the Lease. The rights and remedies given to Landlord in this Article shall be in addition and supplemental to all other rights or remedies which Landlord may have under the laws in force when the default occurs.

25.5 No Waiver . The waiver by Landlord of any breach by Tenant of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of such term, covenant or condition, of any subsequent breach thereof, or of any other term, covenant or condition of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease or of any right of Landlord to a forfeiture of the Lease by reason of such breach, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No term, covenant or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord.

26 DEFAULTS BY LANDLORD .

If Landlord fails to perform any covenant, condition, or agreement contained in this Lease within 30 days after receipt of written notice from Tenant specifying such failure (or if such failure cannot reasonably be cured within 30 days, if Landlord does not commence to cure the failure within that 30 day period), then such failure shall constitute a default hereunder and Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord's default; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord's right, title and interest in the Premises, Building and/or Office Center, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, or of partners or principals of such partners comprising Landlord, if any, or of Landlord's officers, shareholders or directors, if any) wherever situated, shall be subject to levy, attachment or execution, or otherwise used to satisfy any such judgment. Tenant hereby waives any right to satisfy a judgment against Landlord except from the rents, issues, profits, and other income actually received on account of Landlord's right, title and interest in the Premises, Building and/or Office Center.

If, after notice to Landlord of default. Landlord (or any first mortgagee or first deed of trust beneficiary of Landlord) fails to cure the default as provided below, then Tenant shall have the right to cure that default at Landlord's expense. In such case Landlord shall pay the reasonable cost of such cure promptly following receipt of a bill from Tenant itemizing the cost of such cure. Tenant shall not, on any account of Landlord's default, have the right to terminate this Lease or to withhold, reduce or offset any cost of such cure against any payments of Rent or any other charges due and payable to Landlord under this Lease, except as otherwise specifically provided in this Lease.

Tenant agrees to send by certified or registered mail to any mortgagee or deed of trust beneficiary of the Office Center provided the address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, Tenant shall provide any such mortgagee or beneficiary with notice of such failure and such mortgagee or beneficiary shall have an additional 30 days following receipt of such notice to cure such default; provided that if such default cannot reasonably be cured within that additional 30 day period, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

27. ATTORNEYS' FEES.

If at any time after the date hereof either Landlord or Tenant institutes any action or proceeding against the other, relating to the provisions of this Lease or any default hereunder, the losing party in such action or proceeding shall reimburse the winning party for its reasonable expenses of attorneys' fees and all costs and disbursement incurred, including, without limitation, any such fees, costs or disbursements incurred on any appeal from such action or proceeding. Subject to the provisions of local law, the winning party shall recover all such fees, costs or disbursements as costs taxable by the court or arbiter in the action or proceeding itself without the necessity for a cross-action by the winning party.

28. SUBORDINATION - ATTORNMENT.

28.1 Subordination . Within 10 days after receipt of a written request from Landlord, any first mortgagee or first deed of trust trustee or beneficiary of Landlord, or any lessor of Landlord, Tenant shall, in writing, subordinate its rights under this Lease to the lien or security interest of the first mortgage or deed of trust (including all future advances made thereunder subsequent to the effective date of this Lease), the interest of any lease in which Landlord is the lessee, or any Matters of Record or REA that may burden the Premises, Building, Office Center, Property or any future improvements made to the Property. Said written subordination shall be in the form of a reasonable Subordination and Attomment Agreement and said Subordination and Attomment Agreement shall be notarized by Tenant at Tenant's expense. Failure of Tenant to timely enter into said Subordination and Attomment Agreement shall be deemed a default of this Lease.

28.2 Attomment . Pursuant to 28.1 above, if Landlord's interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee or purchaser at a foreclosure sale, then Tenant shall upon request, attorn to such transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Lease, provided such transferee or successor accepts the Premises subject to this Lease.

28.3 Estoppel Certificate . Tenant shall, at any time and from time to time, upon not less than 10 days' prior written notice from Landlord, execute, acknowledge and deliver to Landlord a written statement certifying (i) that this Lease represents the entire agreement between Landlord and Tenant, and is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (ii) the dates to which the Rent and other charges are paid in advance, if any; (iii) the Commencement Date and expiration date of the Lease Term, (iv) whether Tenant has assigned or transferred this Lease or any interest of Tenant therein; and (v) that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder and that Tenant has no right of offset, counterclaim or deduction against Rent, or specifying such defaults if any are claimed together with the amount of any offset, counterclaim or deduction alleged by Tenant. Any such Tenant statement may be relied upon by any prospective purchaser or lender upon the security of the real property of which the Building and the Premises are a part. Tenant's failure to deliver such statement within the time required shall be conclusive and binding upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counterclaim or deduction against Rent, and (c) no more than one month's Rent has been paid in advance.

29. QUIET POSSESSION .

Landlord agrees that Tenant, upon paying the Rent and timely performing its obligations under this Lease, may quietly have, hold and enjoy the Premises during the Term or any extension thereof; subject, however, to any rights of entry specifically granted to Landlord hereunder, any Matters of Record or REA and any mortgages, deeds of trust, ground or underlying leases, agreements, encumbrances and/or other Matters of Record to which this Lease is subordinate.

30. CAPTIONS; JOINT AND SEVERAL LIABILITY .

30.1 Captions . The captions of the Articles and Sections of this Lease are for convenience only, are not operative parts of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

30.2 Joint and Several Liability . If two or more persons or entities execute this Lease as Landlord or Tenant then such persons of entities shall be jointly and severally liable for compliance with and performance of all the terms, covenants and provisions of this Lease.

31. NOTICES.

Wherever this Lease requires or permits notice or demand to be given by either party to the other, such notice or demand shall be in writing and given or served either personally or in writing forwarded by certified mail, return receipt requested, or overnight mail or commercial carrier (i.e.

Federal Express/UPS), addressed to the parties at the addresses specified in Section 3.g. hereof. Either party may change such address by written notice to the other as herein provided.

32. OBLIGATIONS OF SUCCESSORS .

Except as otherwise provided herein, or in any Subordination and Attomment Agreement, all of the provisions of this Lease shall bind and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

33. CONSENT OF LANDLORD AND TENANT .

Wherever in this Lease, consent or approval is required from either party to any action by the other, such consent or approval shall be given in writing and shall not be unreasonably withheld, unless otherwise expressly permitted in this Lease. Landlord shall not be deemed to have withheld its consent unreasonably where Landlord's right to give its consent is dependent on Landlord obtaining the consent of any other person, agency or authority having the right to withhold its consent pursuant to any agreement or law and such person, agency or authority does withhold its consent. If Landlord or Tenant unreasonably fails to give any such consent, the other party shall be entitled to specific performance in equity and shall have such other remedies as are reserved to it under this Lease, but in no event shall Landlord or Tenant be responsible in monetary damages for failure to give consent unless such consent is withheld maliciously or in bad faith.

34. SECURITY DEPOSIT.

34.1 Payment of Security Deposit . Tenant has deposited with Landlord the sum specified in Section 3.k hereof as the "Security Deposit", receipt of which is hereby acknowledged. The Security Deposit shall be held by Landlord without liability for interest as security for the faithful performance by Tenant of all of its obligations under this Lease. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the prior written consent of Landlord and any such action by Tenant without such consent shall be without force and effect and not binding on Landlord.

34.2 Application of Security Deposit . If any Rent herein reserved or any other sum payable by Tenant to Landlord is overdue and unpaid, or paid by Landlord on Tenant's behalf, or if Tenant fails to perform any of its obligations under this Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have, appropriate and apply the entire Security Deposit or so much as is necessary to compensate Landlord for loss of Minimum Annual Rent or additional rent, or other damages sustained by Landlord due to such default by Tenant. Tenant shall forthwith upon demand restore the Security Deposit to the original sum deposited. If Tenant complies with all of the terms of the Lease and promptly pays when due all Rent and all other sums payable by Tenant under this Lease, the Security Deposit (or the balance thereof remaining) shall be returned in full to Tenant not later than 14 days following the end of the Term and delivery of possession of the Premises to Landlord. 34.3 Bankruptcy. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for the earliest periods prior to the filing of such proceedings.

34.4 Transfer of Landlord's Interest . Landlord may deliver the funds deposited hereunder by Tenant to the purchaser of Landlord's interest in the Premises and Landlord shall thereupon be discharged from any further liability to Tenant for the Security Deposit. This provision shall also apply to any subsequent transfers of Landlord's interest in the Premises. In the case of such transfer of the Security Deposit, Landlord shall give written notice to Tenant of any existing claims against the Security Deposit and of the name and address of Landlord's successor.

35. MISCELLANEOUS.

35.1 Relationship of the Parties . Nothing contained in this Lease shall be deemed to construed to create a partnership or joint venture between Landlord and Tenant or between Landlord and any other party, or cause Landlord to be responsible in any way for the debts or obligations of Tenant or anyone else.

35.2 Severability . If any provision of this Lease is determined to be void by any court of competent jurisdiction, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. It is the intention of the parties that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

35.3 Corporate Authority ; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within 30 days after this Lease is signed. Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. If Tenant is a Limited Liability Company, each person or entity signing this Lease for Tenant represents and warrants that he or it is a Managing Member of the Limited Liability Company, that he or it has full authority to sign for the Limited Liability Company and that this Lease binds the Limited Liability Company and all the Members of the Limited Liability Company. Tenant shall give written notice to Landlord of any Managing Members withdrawal or addition. Within 30 days after this Lease is signed. Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership, certificate of limited partnership or other evidence of partnership or formation of its good standing as a Limited Liability Company satisfactory to Landlord.

35.4 Entire Agreement . It is understood that there are no oral or written agreements or representations between the parties hereto affecting this Lease, and that this Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements and understandings, if any, made by or between Landlord and Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret, construe, supplement or contradict this Lease. This Lease, it's exhibits, addenda and all amendments hereto, are the only agreement between the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included in this Lease.

There are no other representations, covenants or warranties between the parties and any reliance on representations of a party is based solely upon the express representations, covenants and warranties contained in this Lease. Although the printed provisions of this Lease were drawn by Landlord, the parties agree that this circumstance alone shall not create any presumption, canon of construction or implication favoring the position of either Landlord or Tenant. The parties agree that any deletion of language from this Lease prior to its mutual execution by Landlord and Tenant shall not be construed to have any particular meaning or to raise any presumption, canon of construction implication, including, without limitation, any implication that the parties intended thereby to state the converse, obverse or opposite of the deleted language.

35.5 Governing Law . The laws of the state where the Office Center is located shall govern the .validity, performance and enforcement of this Lease.

35.6 Waiver of consent Limitations . A waiver of any breach or default under the Lease shall not be a waiver of any other breach or default. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent similar act by Tenant.

35.7 Forge Majeure . The occurrence of any of the following events shall excuse performance of such obligations of Landlord or Tenant as are rendered impossible or reasonably impracticable to perform while such event continues: strikes; lockouts, labor disputes; acts of God; inability to obtain labor, materials or reasonable substitutes therefor; governmental delays, restrictions, regulations or controls; judicial orders; enemy or hostile governmental action; civil commotion; fire or other casualty; and other causes beyond the reasonable control of the party obligated to perform. Notwithstanding the foregoing, the occurrence of such events shall not excuse Tenant's obligations to pay Minimum Annual Rent and additional rent (unless the provisions of Article 23 apply) or excuse such obligations as this Lease may nevertheless otherwise impose on the party to obey, remedy or avoid, despite such event. If any work performed by Tenant or Tenant's contractor results in a strike, lockout and/or labor dispute, such strike, lockout and/or labor dispute shall not excuse Tenant's performance hereunder.

35.8 Waiver of Redemption Rights . Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event Tenant is evicted from or dispossessed of the Premises for any cause, or in the event Landlord obtains possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise. The rights given to Landlord herein are in addition to any rights that may be given to Landlord by any statute or otherwise.

35.9 Amendments . To be effective and binding on Landlord and Tenant, any amendment, modification, addition or deletion to the provisions of this Lease must be in writing and executed by both parties in the same manner as the Lease itself.

35.10 Right to Enter . Landlord and/or its authorized representatives shall have the right to enter the Premises at all reasonable times for the purpose of showing the Premises to prospective purchasers or lenders.

35.11 Definition of Landlord . As used in this Lease, the term "Landlord" means only the current owner of the fee title to the Office Center or the leasehold estate under a ground lease of the Office Center at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest in the Office Center is relieved of all liabilities for the obligations of Landlord under this Lease to be performed on or after the date of transfer.

35.12 Tenant's Financial Condition . Within 10 days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Office Center. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

36. BROKERS.

No Other Brokers . Tenant represents and warrants to Landlord that the brokers named in Section 3.b of this Lease are the only agents, brokers, finders or other parties with whom Tenant has dealt who are or may be entitled to any commission or fee with respect to this Lease. Further, Tenant shall hold Landlord harmless from any claims from agents, brokers, finders or other parties with whom Tenant has dealt with respect to this Lease.

37. COMPLIANCE.

Tenant hereto agrees to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

38. LANDLORD'S CONTINGENCY.

Tenant hereby agrees and understands that this Lease is contingent upon Landlord purchasing the above-mentioned property as described in Exhibit A. Tenant also understands and agrees that this Lease is contingent upon Landlord's ability to obtain financing based on Landlord's estimated costs to construct the project. In the event that Landlord is to provide Tenant with a "Tenant Improvement Allowance" or other improvement funds pursuant to Exhibit "C" said funds are contingent upon Landlord's lenders approval, where said approval shall be solely at the discretion of Landlord's lender.

LANDLORD AND TENANT has signed this lease on the dates set forth below.

EXHIBIT "D"

SIGN STANDARDS

These standards have been established for the purpose of assuring a quality appearance for the Office Center. Conformance shall be strictly enforced and any installed nonconforming or unapproved signs shall be brought into conformance at the expense of the tenant.

Landlord shall administer and interpret the standards:

A. GENERAL REQUIREMENTS:

1. Should Landlord approve the placement of a building facia sign. Tenant shall submit or cause to be submitted to Landlord for approval before fabrication at least three copies of detailed drawings covering the location, size, layout, design and color of the proposed sign, including all lettering and/or graphics.

2. All permits for signs and their installation shall be obtained by Tenant or its representative from the City of Mesa.

3. Tenant shall be responsible for the fulfillment of all requirements and specifications.

B. GENERAL SPECIFICATIONS:

1. Painted lettering shall not be permitted.

2. Flashing, moving or audible signs shall not be permitted.

3. All electrical signs and their installation must comply with all local building and electrical codes.

4. No exposed conduit, neon, or tubing shall be permitted on the exterior of the premises.

5. All conductors and other equipment shall be concealed.

C. CONSTRUCTION REQUIREMENTS:

1. All exterior signs, bolts, fastenings and clips shall be of hot dipped galvanized iron or stainless steel. No black iron materials of any type shall be permitted. No exposed method of raceway attachment will be permitted, unless specified to the contrary in the attached design standards. Exhibit "D-1."

2. Location of all openings for conduit and sleeves in building walls shall be indicated by the sign contractor on drawings submitted for approval to the Landlord. The contractor shall install the same in accordance with the approved drawings.

3. No labels shall be permitted on the exposed surface of signs, except those required by local ordinance, which shall be applied in an inconspicuous location.

4.  All penetrations of the building structure required for sign installation shall be neatly sealed in a watertight condition.

5. Sign contractor shall repair or replace any damage to any work caused by his work per Landlord's discretion.

6. Tenant shall be fully responsible for the operations of Tenant's sign contractor.

7. Holes in fascia shall be drilled only. Roto hammers will not be allowed.

8. Any damage (including damage to paint) to canopies by sign contractor will result in new canopies by Tenant and or sign contractor.

9. No sign shall be permitted on the rear of the building nor on the tower elements.

D. DESIGN REQUIREMENTS:

1. Identification signs shall be designed as an integral part of the office front in a manner compatible with and complimentary to adjacent and facing office fronts and the overall design concept to the Office Center. Letter size shall be 24" maximum.

2. Each Tenant must limit the length of their sign to 66 of his space frontage, or as space allows in accordance with Landlord's decision. All signs must be approved by the City of Mesa.

3. REPLACED WITH EXHIBIT "D-1"

4. Wording of signs shall be approved by Landlord and shall not include the product sold except as part of Tenant's trade name of insignia: No logos allowed without Landlord's approval.

5. White vinyl 3" Helvetica letters will be allowed on the glass panel stating your company name. Letters shall be on a single line, 3" above window mullion, on the glass panel adjacent to the door. Cost shall be borne by Tenant.

6. Refer to attached drawings for manufacturing details.

7. If you have any questions or require the services of a qualified sign company, please contact the Landlord or property manager.

Notwithstanding anything written herein to the contrary, signage shall be flush mounted, individual letters with a remote raceway.

E. MONUMENT SIGNS

In the event Tenant qualifies for placement of his business name or logo upon one or more of the Office center's monument sign(s) where said qualification is solely determined by Landlord, Tenant shall comply with the following:

1. Tenant shall bear it's prorata share (as defined below) of the initial cost of the monument signs (the Cans and installation of the Cans) on which it is approved to locate. Tenant shall also bear the cost of installation of its prior Landlord approved monument sign face copy. Said sign face costs shall include any and all City fees and permits, fabrication, installation, and coordination costs incurred by Landlord.

2. A sign company, as designated by Landlord, shall perform installation of Tenant's monument sign copy.

3. The maintenance, and operation of the monument signs are separated from the common area expenses as defined in the lease. Said expenses shall include maintenance, repairs (including "capital replacements"), electrical costs, insurance and any deductible amount necessary to repair insurable damage. Tenant shall pay its prorated share of said expenses. Proration shall be based on the square footage allocated to Tenant's monument sign area to the total square footage of all of the monument signs constructed for the Office Center.

F. TENANT'S PERMITED FACIA SIGNS

Pursuant to this Exhibit D and D-1, Tenant shall be permitted to place its logo signs upon the South and West building walls.

EXHIBIT D-l

OFFICE BUILDING TENANTS BUILDING C.

1. SIGNS NOT TO EXCEED 80 OF THE LEASED FRONTAGE. SIGNS TO BE CENTERED HORIZONTALLY & VERTICALLY ON TENANTS LEASED SPACE.

2. ALL LETTERS SHALL NOT EXCEED 24" HEIGHT ON ONE LINE OF COPY & NOT TO EXCEED 30" ON TWO LINES OF COPY.

3. LETTERS TO BE REVERSE PAN-CHANNEL LETTERS WITH 3" RETURNS PAINTED D.E. EMERALD DUST PRODUCT CODE 9-1.

4. NEON TO BE 6500 WHITE.

5. LETTERS TO BE CLIP MOUNTED I'" FROM TENANT WALL

[DIAGRAM]

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EXHIBIT "E"

THIS HAZARDOUS MATERIALS RIDER ("Rider") is attached to and made apart of that certain
Lease dated 07/08/03 by and between Val Vista-Gateway, LLC as Landlord, and Huma Tech, Inc. an Illinois corporation, as Tenant, with respect to those certain premises commonly known as the Premises located at 1959 South Val Vista Drive, in the City of Mesa, State of Arizona (the "Premises"). Unless otherwise defined in this Rider, capital terms used in this Rider shall have the same meaning as set forth in the Lease.

Tenant shall, and shall cause Tenant's employees, agents, contractors and invitees to, comply, at Tenant's sole cost and expense, with all laws, rules, regulations, orders and the like relating to the storage, use and/or disposal of flammable explosive materials, hazardous materials, toxic substances and/or radioactive matter, including, without limitation, substances identified as "hazardous" or "toxic" under any of the laws described in the paragraph below (collectively "Hazardous Materials"). Tenant shall not cause or permit Tenant, its agents, employees, contractors or invitees to bring upon, keep, store, use or dispose of any Hazardous Materials on, in or about the Premises or the parking facilities or common areas serving the Premises (collectively "Adjacent Property"), without the prior written consent of Landlord, which consent Landlord may withhold on its sole discretion. Tenant's breach of the covenants contained herein shall constitute a material default under this Lease. If Landlord shall consent to the presence, use, storage and/or disposal of any Hazardous Materials on, in or about the Premises or any Adjacent Property. Tenant shall cause such presence, use, storage and/or disposal of hazardous Materials by Tenant, its agents, employees, contractors or invitees, to be in complete compliance with all applicable laws, rules, regulations, orders and the like including without limitation, the laws described in paragraph below and such rules and regulations as Landlord may impose in giving Tenant its consent as provided herein. Consent by Landlord to the presence, use, storage and/or disposal of any specific Hazardous Materials shall not be deemed a consent to the presence, use, storage and /or disposal of other Hazardous Materials. Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord, Landlord's agent, the Premises and the Adjacent Property harmless from and against all claims, costs, fines, judgments and liabilities, including attorney's fees and costs, arising out of or in connection with the presence, storage, use and/or disposal of Hazardous Materials in, on or under the Premises and/or any Adjacent Property and/or arising out of or in connection with the removal of Hazardous Materials from the Premises and/or Adjacent Property and/or the clean-up of the Premises and/or and Adjacent Property, including without Limitation, any and all restoration work and materials necessary to return the Premises and any Adjacent Property to their condition existing prior to the appearance of the Hazardous Materials on the Premises or such Adjacent Property. If Tenant shall receive any notice, whether oral or written, of any inquiry, test, investigation, enforcement proceeding, environmental audit or the like by or against Tenant or the Premises, concerning any Hazardous Materials allegedly introduced by Tenant, its employees, agents, contractors or invitees. Tenant shall immediately notify Landlord of such notice. Tenant's obligations hereunder shall survive the termination of this Lease.

As used herein and elsewhere in this Lease, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, any agency of the State of Arizona or any agency of the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (I) designated as a "hazardous substance" pursuant to Section 3.11 of the Federal Water Pollution Control Act (33 U.S.C. s 1317), (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. s 6901 et seq. (42 U.S.C. s 6903), (iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. s 9601 et seq. (42 U.S.C. s 9601), (iv) Petroleum and any petroleum by-products, (v) asbestos, and (vi) urea formaldehyde foam insulation.

Approved and Accepted this _10__ day of__July_____________, 2003

By: ___/s/ David G. Williams____________

Its: ___President_____________________

EXHIBIT "F"

Option to Renew

So long as Tenant has not been in default of the Lease, Tenant shall have the right to exercise its sole option to extend the terms of this Lease under the terms and conditions as provided herein:

A. There shall be (one) Option Period(s) of (three) year(s).

B. Tenant shall not be entitled to exercise the Option Period(s) unless Tenant has not been in default more than twice during the initial term and/or subsequent Option Period, has fully performed all of its terms and conditions of the Lease during the initial lease term and/or subsequent Option Periods, and unless this Lease Agreement is in full force and effect, both at the time of the option is exercised and, at the commencement of such Option Period.

C. Tenant may exercise its option to extend the lease term for the Option Period(s) by giving written notice to the Landlord, not more than two hundred ten (210) days nor less than one hundred eighty (180) days, prior to the expiration of the lease term or subsequent Option Period.

D. The "Minimum Annual Rent" during the Option Periods shall be determined by the then prevailing market rates for similar space at the time the option is exercised but in no event less than the previous year(s) rent.

E. If the Options are not duly exercised in the manner set forth, any such Option Period shall be automatically canceled and of no further force and effect.

F. If the Lease Agreement is terminated prior to the commencement of an Option Period, or if the Lease has been assigned or the Premises or any part thereof has been sublet without the prior written consent of Landlord, the Options, if exercised, shall be automatically canceled and terminated and of no further force and effect.

G. All other terms and conditions contained in this Lease, including schedules and exhibits, shall prevail and control during the Option Period(s), except for these Options to extend which options are limited to its exercise during the periods specifically described above.

EXHIBIT "G"

Guarantee of Lease

This Guarantee of Lease (the "Guaranty") is attached to and made a part of that certain real estate Lease (the "Lease") dated 07/08/03 between Val Vista-Gateway LLC as Landlord, and HumaTech. Inc., as Tenant, covering the Property at 1959 South Val Vista Drive, in the City of Mesa, AZ. The terms used in this Guaranty shall have the same definitions as set forth, in the Lease. In order to induce Landlord to enter into the Lease with Tenant, HumaTech Inc. ("Guarantor"), has agreed to execute and deliver this Guaranty to Landlord. Guarantor acknowledges that Landlord would not enter into the Lease if Guarantor did not execute and deliver this Guaranty to Landlord.

1. Guaranty . In consideration of the execution of the Lease by Landlord and as a material inducement to Landlord to execute The Lease, Guarantor hereby irrevocably, unconditionally, jointly and severally guarantees the full, timely and complete (a) payment of all rent and other sums payable by Tenant to Landlord under the Lease, and any amendments or modifications thereto by agreement or course of conduct, and (b) performance to of all covenants, representations and warranties made by Tenant and all obligations to be performed by Tenant pursuant the Lease, and any amendments or modifications thereto by Tenant and all obligations to be performed by Tenant pursuant to the Lease, and any amendments or modifications thereto by agreement or course of conduct. The payment of those amounts and performance of those obligations shall be conducted in accordance with all terms, covenants and conditions set forth in the Lease, without deduction, offset or excuse of any nature and without regard to the enforceability or validity of the Lease, or any part thereof, or any disability of Tenant.

2. Landlord's Rights . Landlord may perform any of the following acts at any time during the Lease Term, without notice to or assent of any guarantor and without in any way releasing, affecting or impairing any of Guarantor's obligations or liabilities under this Guaranty; (a) alter, modify or amend the Lease by agreement or course of conduct (b) grant extensions or renewals of the Lease, but any such extension shall not extend this Guaranty without the express written consent to such extension by Guarantor (c) assign or otherwise transfer its interest in the Lease, the Property, or this Guaranty, (d) consent to any transfer or assignment of Tenant's or any future tenant's interest under the Lease, except that any such transfer or assignment shall not continue the obligation of the Guarantor hereunder unless written consent is expressly given, (e) take and hold security for the payment of this guaranty and exchange, enforce, waive and release any such security, (f) apply such security and direct the order or manner of sale thereof as Landlord, in its sole discretion, deems appropriate, and (g) foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantor under this Guaranty, except to the extent the indebtedness has been paid.

3. Tenant's Default . This Guaranty is a guaranty of payment and performance, and not of collection. Upon any breach or default by Tenant under the Lease, Landlord shall first proceed immediately against Tenant. Landlord may proceed immediately against Tenant and/or any guarantor to enforce any of Landlord's rights or remedies against Tenant or Guarantor pursuant to this Guaranty, the Lease or at law or in equity without notice to, or demand upon, either Tenant or Guarantor. Only after Landlord has made good faith attempts to enforce its rights or remedies against Tenant pursuant to the Lease may Landlord proceed to enforce its rights under this Guaranty. This Guaranty shall not be released, modified or affected by any failure or delay by Landlord to enforce any of its rights or remedies under the Lease or this Guaranty, or at law or in equity.

4. Guarantor's Waivers . Guarantor hereby waives (a) presentment, demand for payment and protest of non-performance under the Lease, (b) notice of any kind including, without limitation, notice of acceptance of this Guaranty, protest, presentment, demand for payment, default, nonpayment, or the creation or incurring of new or additional obligations of Tenant to Landlord, (c) any right to require Landlord to enforce its rights or remedies against Tenant under the Lease, or otherwise, or against Guarantor, (d) any right to require Landlord to proceed against any security held from Tenant or any other party, (e) any right of subrogation and (f) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against Landlord or any such security, whether resulting from any election by Landlord, or otherwise. Any part payment by Tenant or other circumstance which operates to toll any statute of limitations as to Tenant shall operate to toll the statute of limitations as to Guarantor.

5. Separate and Distinct Obligations . Guarantor acknowledges and agrees that such Guarantor's obligations to Landlord under this Guaranty are separate and distinct from Tenant's obligations to Landlord under the Lease. The occurrence of any of the following events shall not have any effect whatsoever on Guarantor's obligations to Landlord hereunder, each of which obligations shall continue in full force or effect as though such event had not occurred: (a) the commencement by Tenant of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended or replaced, or any other applicable federal or state bankruptcy, insolvency or other similar law (collectively, the "Bankruptcy Law"), (b) the consent by Tenant to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of Tenant or for any substantial part of its property, (c) any assignment by Tenant for the benefit of creditors, (d) the failure of Tenant generally to pay its debts as such debts become due, (e) the taking of corporate action by Tenant in the furtherance of any of the foregoing; or (f) the entry of a decree or order for relief by a court having jurisdiction in respect of Tenant in any involuntary case under the Bankruptcy Laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Tenant or for any substantial part of its property, or ordering the winding-up or liquidation of any of its affairs and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days. The liability of Guarantor under this Guaranty is not and shall not be affected or impaired by the amount of any payment made to Landlord under or related to the Lease for which Landlord is required to reimburse Tenant pursuant to any court order or in settlement of any dispute, controversy or litigation in any bankruptcy, reorganization, arrangement, moratorium or other federal or state debtor relief proceeding. If, during any such proceeding, the Lease is assumed by Tenant or any trustee, or thereafter assigned by Tenant or any trustee to a third party, this Guaranty shall terminate. This Guaranty shall remain in full force and effect with respect to the full performance of Tenant, any such trustee or any such third party's obligations under the Lease. If the Lease is terminated or rejected during any such proceeding, or if any of the events described in Subparagraphs (a) through (f) of this Paragraph 5 occur, as between Landlord and Guarantor, Landlord shall have the right to accelerate all of Tenant's obligations under the Lease and Guarantor's obligations under this Guaranty. In such event, all such obligations shall become immediately due and payable by Guarantor to Landlord. Guarantor waives any defense arising by reason of any disability or other defense of Tenant or by reason of the cessation from any cause whatsoever of the liability of Tenant.

6. Subordination . All existing and future advances by Guarantor to Tenant, and all existing and future debts of Tenant to Guarantor, shall be subordinated to all obligations owed to Landlord under the Lease and this Guaranty.

7. Successors and Assigns . This Guaranty binds Guarantor's personal representatives, successors and assigns.

8. Encumbrances . If Landlord's interest in the Property or the Lease, or the rents, issues or profits therefrom, are subject to any deed of trust, mortgage or assignment for security, any guarantor's acquisitions of Landlord's interest in the Property or Lease shall not affect any of Guarantor's obligations under this Guaranty. In such event, this Guaranty shall nevertheless continue in full force and effect for the benefit of any mortgagee, beneficiary, trustee of assignee or any purchaser at any sale by judicial foreclosure or under any private power of sale, and their successors and assigns.

9. Guarantors Duty . Guarantor assumes the responsibility to remain informed of the financial condition of Tenant and of all other circumstances bearing upon the risk of Tenant's default, which reasonable inquiry would reveal, and agree that Landlord shall have no duty to advise Guarantor of information known to it regarding such condition or any such circumstance.

10. Landlord's Reliance . Landlord shall not be required to inquire into the powers of Tenant or the officers, employees, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

11. Incorporation of Certain Lease Provisions . Guarantor hereby represents and warrants to Landlord that such Guarantor has received a copy of the Lease, has read or had the opportunity to read the Lease, and understands the terms of the Lease. The provisions in the Lease relating to the execution of additional document, legal proceedings by Landlord against Tenant, severability of the provisions of the Lease, interpretation of the Lease, notices, waivers, the applicable laws which govern the interpretation of the Lease and the authority of the Tenant to execute the Lease are incorporated herein in their entirety by this reference and made a part hereof. Any reference in those provisions to "Tenant" shall mean Guarantor and any reference in those provisions to the "Lease" shall mean this guaranty, except that (a) any notice which Guarantor desires or is required to provide to Landlord shall be effective only if signed by Guarantor and (b) any notice which Landlord desires or is required to provide to Guarantor shall be sent to such Guarantor at such Guarantor's address indicated below, or if no address is indicated below, at the address for notices to be sent to Tenant under the Lease.

Signed this __10____ day of __July__________________, 2003__.

_/s/ David G. Williams_______

_President________________

CONSULT YOUR ATTORNEY-This document has been prepared for approval by your attorney. No representation or recommendation is made by Phoenix Commercial Advisors or the agents or employees of them as to the legal sufficiency, legal effect, or tax consequences of this document or the transaction to which it relates. These are questions for your attorney.